UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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PEABODY ENERGY CORPORATION

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2018 Proxy Statement

Peabody

DELIVERING RESULTS

GENERATING VALUE

Our mission is to create superior value for

shareholders as the leading global supplier

of coal, which enables economic prosperity

and a better quality of life.

Our Values

•	Safety: We commit to safety and health as a way of life.

•	Customer Focus: We provide customers with quality products and excellent service.

•	Leadership: We have the courage to lead, and do so through inspiration, innovation, collaboration and execution.

•	People: We offer an inclusive work environment and engage, recognize and develop employees.

•	Excellence: We are accountable for our own success. We operate cost-competitive mines by applying continuous improvement and technology-driven solutions.

•	Integrity: We act in an honest and ethical manner.

•	Sustainability: We take responsibility for the environment, benefit our communities and restore the land for generations that follow.

Peabody Plaza

701 Market Street

St. Louis, Missouri 63101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 10, 2018

Peabody Energy Corporation (the “company”) will hold its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) at the Sheraton Clayton Plaza Hotel, 7730 Bonhomme Ave., Clayton, MO 63105 on Thursday, May 10, 2018, at 10:00 a.m., Central time, to:

1.	Elect nine directors for a one-year term;
2.	Approve, on an advisory basis, our named executive officers’ compensation;
3.	Approve, on an advisory basis, the frequency of future advisory votes to approve our named executive officers’ compensation;
4.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018; and
5.	Transact any other business as may properly come before the 2018 Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The board of directors has fixed the close of business on March 19, 2018 as the record date for determining stockholders of the company entitled to receive notice of and vote at the 2018 Annual Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE 2018 ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

A. Verona Dorch

Executive Vice President, Chief Legal Officer, Government Affairs and Corporate Secretary

March 28, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2018.

The Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended

December 31, 2017 are available at www.proxyvote.com.

Dear Fellow Stockholder:

It is my pleasure to invite you to attend our annual meeting of stockholders on Thursday, May 10 in St. Louis. This will be our first annual meeting following a year of significant change and accomplishment for Peabody.

We believe that stockholders in BTU benefited in multiple ways following the company’s emergence from restructuring in April 2017. The share price increased 79 percent from its modified plan value, 2018 deleveraging targets were achieved a year ahead of schedule, the ongoing share buyback program continues to be implemented, and the board authorized a dividend program early this year. These benefits accompany Peabody’s multiple operational and financial achievements that are outlined in our annual report and other communications.

The completed restructuring process was necessary given the unparalleled issues and extended downturn for the coal industry. At the same time, we recognize this action created difficult challenges for many of our stakeholders. We believe that the substantial accomplishments since the company emerged are tangible signs of the commitment that management and the new board have toward creating value for the long term for our stockholders.

At Peabody, we also believe that how we behave is just as important as what we do. Peabody has been frequently recognized for our environmental, social and governance practices, and we invite you to further explore our approach through our Corporate and Social Responsibility Report, our Statement on Energy and Climate Change, our performance in safety and sustainability and the other elements around what we call “Coal Done Right.”

As Peabody relisted in 2017, we did so with a focus on strong governance and oversight, and we believe our approach on this front has been successful. I am proud to have been asked by my fellow directors to lead the newly constituted board, which includes eight of nine directors who are independent. They are thoughtful and engaged, and come from leading companies with global reach and experience across many industries. In addition to providing oversight on good governance, strategy and risk management, our board also has designed a compensation program that is consistent with best practices and peers and aligns management with stockholders. That alignment carries through to the entire Peabody team, and all employees at all levels were offered emergence grants in 2017.

We believe there is much to like about our company in 2018 and beyond, and we begin the year with an emphasis on delivering results and generating value. Our financial approach will continue to be focused on generating cash, maintaining financial strength, investing wisely and returning cash to stockholders.

On behalf of our board of directors and management team, we thank you for your support of Peabody. Your vote is important to us, and we encourage you to submit your vote either electronically, via telephone or in person as described in these materials.

Bob Malone

Chairman of the Board

PROXY SUMMARY

This summary highlights certain information contained in the Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the company’s 2017 performance, please review the company’s Annual Report on Form 10-K for the year ended December 31, 2017.

2018 Annual Meeting Overview
Date and Time	May 10, 2018 at 10:00 a.m., Central time
Place	Sheraton Clayton Plaza Hotel, 7730 Bonhomme Avenue, St. Louis, Missouri 63105
Record Date	March 19, 2018
Voting

Stockholders of record as of the close of business on the record date are entitled to vote. Each share of Common Stock of the company (“Common Stock”) is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Stock Outstanding on Record Date	127,365,066 shares of Common Stock
Registrar & Transfer Agent	American Stock Transfer & Trust Company, LLC
Company’s State of Incorporation	Delaware

ROADMAP OF VOTING MATTERS

Stockholders are being asked to vote on the following matters at the 2018 Annual Meeting:

Proposals
Proposal	Board Recommendation	More Information	Broker Discretionary Voting Allowed?	Votes Required for Approval	Abstentions and Broker Non-Votes
1. Election of Directors.	FOR each Nominee	Page 7	No	The affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval of all four proposals.	Abstentions have the same effect as votes AGAINST the relevant proposal. Broker non-votes have no impact on the outcome of the vote for any of the proposals.
2. Advisory approval of the company’s named executive officer compensation.	FOR	Page 57	No
3. Advisory approval of the frequency of holding future advisory votes to approve the company’s named executive officer compensation.	EVERY YEAR	Page 58	No
4. Ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.	FOR	Page 62	Yes

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GOVERNANCE HIGHLIGHTS

We are committed to corporate governance, which we believe promotes the long-term interests of stockholders. The Corporate Governance section beginning on page 21 describes our governance framework, which includes the following highlights:

Governance Highlights

Board Practices	Stockholder Matters
✓ Non-Executive Chairman	✓ Active and Ongoing Stockholder Outreach
✓ 8 of 9 Directors Are Independent	✓ Annual “Say-on-Pay” Advisory Vote
✓ Independent Board Committees	✓ Proxy Access Rights
✓ Regular Executive Sessions of Independent Directors	✓ Stockholder Right to Call Special Meeting
✓ Annual Election of All Directors	Other Best Practices
✓ Annual Board and Committee Evaluations	✓ Robust Stock Ownership Guidelines
✓ Structured Process for Board’s Risk Oversight	✓ Prohibition on Hedging and Pledging Stock
✓ Majority Voting in Director Elections	✓ Executive Compensation Clawback Policy

DIRECTOR NOMINEES

Snapshot of 2018 Director Nominees

Bob Malone

Chairman of the Board

Director since 2009

Executive Chairman, President, and Chief Executive Officer of First Sonora Bancshares, Inc., and Chairman, President and Chief Executive Officer of the First National Bank of Sonora, Texas

Other Public Company Boards: 3

Nicholas J. Chirekos Director since 2017 Former Managing Director, North America Head of Mining, J.P. Morgan Securities Inc. (Retired) Other Public Company Boards: 0	Stephen E. Gorman Director since 2017 Former President and Chief Executive Officer of Borden Dairy Company (Retired) Other Public Company Boards: 1

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Glenn L. Kellow Director since 2015 President and Chief Executive Officer of the Company Other Public Company Boards: 0	Joe W. Laymon Director since 2017 Former Vice President of Human Resources and Corporate Services for Chevron Corporation (Retired) Other Public Company Boards: 0	Teresa S. Madden Director since 2017 Former Executive Vice President and Chief Financial Officer of Xcel Energy, Inc. (Retired) Other Public Company Boards: 0

Kenneth W. Moore Director since 2017 President of KWM Advisors, Inc. and Former Managing Director of First Reserve Corporation Other Public Company Boards: 2	Michael W. Sutherlin Director since 2014 Former President, Chief Executive Officer and Director of Joy Global Inc. (Retired) Other Public Company Boards: 1

Shaun A. Usmar

Director since 2017

Chief Executive Officer of Triple
Flag Mining Finance Ltd. and
Former Senior Executive Vice
President and Chief Financial
Officer of Barrick Gold

Other Public Company Boards: 0

2017 PERFORMANCE AT A GLANCE

2017 marked a year of both considerable change and significant improvement for Peabody. We substantially increased revenues, Adjusted EBITDA1 and cash flows while reducing debt, buying back stock and executing on our stated financial approach.

Key safety, financial and operational highlights include:

-	In April 2017, Peabody emerged from Chapter 11 and relisted on the New York Stock Exchange. From a modified plan value of $22.03 per share, the company observed a 79 percent increase in BTU’s share price through year-end.
-	2017 revenues rose 18 percent over the prior year, led by robust seaborne coal pricing and higher U.S. demand.

1 Adjusted EBITDA is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Appendix B.

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-	Adjusted EBITDA[1] reached the highest level since 2012, with Australian Adjusted EBITDA[1] results marking the platform’s largest contribution since 2008.
-	Peabody increased liquidity to $1.24 billion as of year-end, released approximately $220 million of restricted cash and closed on, and subsequently upsized, a $350 million revolving credit facility, which enables the company to free up additional restricted cash for other purposes over time.
-	The company refinanced its term loan, lowering its interest rate by 100 basis points and modifying terms to provide the company with additional flexibility.
-	As part of Peabody’s commitment to deleveraging, the company repaid $500 million of debt, reaching its previously established 2018 targets a year in advance. These voluntary payments, coupled with the company’s meaningful cash position, reduced net debt by nearly 50 percent since Emergence.
-	Peabody continues to execute on its authorized $500 million share repurchase program, completing approximately $175 million in share repurchases in the last five months of 2017.
-	At an operational level, Peabody’s global safety performance continues to surpass industry averages. The Australian platform recorded record safety results, reflecting a 17 percent improvement from the prior year.
-	The company’s North Goonyella high-quality hard coking coal mine achieved record annual production, allowing Peabody to take advantage of strong seaborne coal pricing.
-	Peabody believes land restoration is an essential part of the mining process. Both the U.S. and Australian operations exceeded goals for reclamation, restoring a total of 1.4 acres for each acre disturbed.
-	In recognition of these actions, Peabody was named the best global responsible mining company for environmental, social and governance standards and performance for the second consecutive year by Capital Finance International.
-	Peabody was also awarded Coal Mining Company of the Year by Corporate Livewire.

EXECUTIVE COMPENSATION HIGHLIGHTS

On April 3, 2017 (the “Effective Date”), the company successfully emerged from Chapter 11 reorganization (the “Emergence”). Prior to Emergence, our executive compensation reflected a combination of performance-based cash incentives and Emergence stock grants approved by our major creditors and the Bankruptcy Court. Soon after Emergence, the new Peabody board of directors (the “Board”) established the 2017 executive compensation program for our named executive officers (“Named Executive Officers” or “NEOs”).

1 Adjusted EBITDA is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Appendix B.

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Executive Compensation Timeline

The two compensation programs in place during the year – the 2017 executive compensation program and Chapter 11 related compensation – are summarized in the following table:

Key 2017 Executive Compensation Elements
Element	Performance Metric(s)	General Description	Anticipated Change for 2018
Base Salary	N/A	Fixed cash compensation; reviewed annually and subject to adjustment	Market adjustments effective April 1, 2018
STIP	Adjusted EBITDAR[2] Safety Individual objectives	Short-term incentive cash compensation earned based on performance against 2017 financial, safety and individual performance goals

Performance objectives consist of Free Cash Flow per Share,[3] Adjusted EBITDA[2] and safety goals. Individual performance goals are excluded from the 2018 STIP to place greater emphasis on measurable Company performance

LTIP	N/A	N/A	The reintroduced 2018 LTIP includes a mix of performance share units (60%) and restricted stock units (40%)
Key 2017 Chapter 11 Compensation Elements
Element	Performance Metric(s)	General Description	Anticipated Change for 2018
KEIP	Consolidated Adjusted EBITDAR (excluding Australia)[4] Australian Adjusted EBITDAR[4] Consolidated Cash Flow (before Restructuring Costs)[4] Environmental Reclamation

Performance-based cash compensation payable only upon successful emergence from Chapter 11

These were one-time, Chapter 11-specific incentives approved by the Bankruptcy Court and our major creditors and will not apply going forward

Not applicable
Emergence Grant: Restricted Stock Units (“RSUs”)

We believe these RSUs recognize the company’s performance during Chapter 11 and align our NEOs’ compensation interests with our stockholders’ investment interests in that increasing levels of value realized by NEOs is contingent on increases in the company’s stock price

Awards generally vest ratably on an annual basis over three years, subject to continued employment

These were one-time, Chapter 11 specific incentives approved by the Bankruptcy Court and our major creditors and will not apply going forward

Not applicable

2 Adjusted EBITDAR and Adjusted EBITDA are not recognized terms under GAAP. These measures are defined and reconciled to the nearest GAAP measure in Appendix B.

3 Free Cash Flow per Share is a non-GAAP measure defined as net cash provided by operating activities less net cash used in investing activities, divided by weighted average diluted shares outstanding. Free Cash Flow per Share is used by management as a measure of our financial performance and our ability to generate excess cash flow from our business operations on a per share basis. Free Cash Flow per Share is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

4 Consolidated Adjusted EBITDAR (excluding Australia), Australian Adjusted EBITDAR and Consolidated Cash Flow (before Restructuring Costs) are not recognized terms under GAAP. These measures are defined and reconciled to the nearest GAAP measure in Appendix C.

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The table below highlights our current executive compensation practices, including practices we have implemented because we believe they drive performance, and the practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

Executive Compensation Practices
What We Do		What We Don’t Do
✓	We Do have a pay-for-performance philosophy, which ties compensation to the creation of stockholder value	✗	We Don’t allow discounting, reloading or repricing of stock options without stockholder approval
✓	We Do use multiple performance metrics for annual and long-term incentive compensation programs	✗	We Don’t have “single trigger” vesting of outstanding equity-based awards based on a change in control
✓	We Do use an independent compensation consultant	✗	We Don’t maintain compensation programs that encourage unreasonable risk taking
✓	We Do have reasonable severance and change in control protections that require involuntary termination	✗	We Don’t have employment agreements with our NEOs
✓	We Do have a clawback policy	✗	We Don’t have excessive perquisites
✓	We Do have policies prohibiting hedging/pledging of the company’s stock	✗	We Don’t have transferability on equity awards
✓	We Do have robust stock ownership guidelines for our NEOs

QUESTIONS AND ANSWERS

Please see the Questions and Answers section in Appendix A beginning on page 71 for important information about the proxy statement, the 2018 Annual Meeting, the proposals and voting. Additional questions may be directed to the Corporate Secretary at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 or by calling (314) 342-3400.

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PROPOSAL 1 – ELECTION OF DIRECTORS

The Board has nominated Nicholas J. Chirekos, Stephen E. Gorman, Glenn L. Kellow, Joe W. Laymon, Teresa S. Madden, Bob Malone, Kenneth W. Moore, Michael W. Sutherlin and Shaun A. Usmar for election as directors, each to serve for a term of one year and until his or her successor is duly elected and qualified. Each nominee is currently serving as a director and has consented to serve for the new term. Should any of them become unavailable for election, your proxy authorizes us to vote for such other person, if any, as the Board may recommend.

Overview of Director Election Process

Pursuant to the Amended and Restated Bylaws (“bylaws”), the Board shall consist of at least three members and no more than 15, and may be fixed from time to time by a resolution adopted by the Board or by the stockholders. At present, the Board has nine members. Directors need not be stockholders but are subject to certain share ownership requirements as described below.

Each director to be elected by stockholders shall be elected by a majority vote of the stockholders, except that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of votes. There is no cumulative voting in the election of directors. Directors may be removed, with or without cause, by a majority vote of our voting stock.

All directors will be in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Our current class of directors is subject to reelection at our 2018 Annual Meeting.

The Board recommends that you vote “FOR” the director nominees named below.

Director Nominees
Nicholas J. Chirekos Director since 2017 Age 59 Committees: ◾ Audit ◾ Nominating & Corporate Governance

Nicholas J. Chirekos, 59, served in various investment banking roles at J.P. Morgan Securities Inc. from 1987 until his retirement in 2016. He was most recently the Managing Director, North America Head of Mining from 2002 to 2016. Prior to that, he served as the Global Head of Mining and Metals. Mr. Chirekos serves on the Rieman School of Finance Advisory Board at the University of Denver’s Daniels College of Business and previously served on the board of directors of The Mineral Information Institute. He earned a Bachelor of Science from the University of Denver and a Master of Business Administration from New York University.

Mr. Chirekos brings to our Board financial expertise from his extensive experience in investment banking roles, including significant experience within the mining sector, encompassing both North American companies as well as companies with global operations. He also has significant mergers and acquisitions experience and capital markets expertise.

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Stephen E. Gorman Director since 2017 Age 62 Committees: ◾ Compensation ◾ Executive ◾ Health, Safety, Security & Environmental (Chair)

Stephen E. Gorman, 62, served as the President and Chief Executive Officer of Borden Dairy Company from 2014 until his retirement in July 2017. Prior to joining Borden Dairy Company, he was with Delta Air Lines, Inc. from 2007 to 2014, where he was the Chief Operating Officer. From 2003 to 2007 Mr. Gorman served as the President and Chief Executive Officer of Greyhound Lines, Inc. Mr. Gorman was also the Executive Vice President, Operations Support and President, North America for Krispy Kreme Doughnuts, Inc. from 2001 to 2003. Other directorships include ArcBest Corporation, ASP AMC Holdings, Inc., ASP MSG Holdings, Inc. and Bradley University. He earned a Bachelor of Science from Eureka College and a Master of Business Administration from Bradley University.

Mr. Gorman brings to our Board extensive leadership from his roles as chief executive officer of two companies and operations experience as a senior executive of several companies, including companies with global operations. He also has mergers and acquisitions experience as well as financial expertise.

Glenn L. Kellow Director since 2015 Age 50 Committees: ◾ Executive

Glenn L. Kellow, 50, was named Peabody President and Chief Operating Officer in August 2013, President, Chief Executive Officer-elect and a director in January 2015, and President and Chief Executive Officer in May 2015. Mr. Kellow has extensive experience in the global resource industry, where he has served in multiple executive, operational and financial roles in coal, petroleum, steel and other commodities in the United States, Australia and South America. From 1985 to 2013, Mr. Kellow served in a number of roles with BHP Ltd., including senior appointments as President, Aluminum and Nickel (2012-2013), President, Stainless Steel Materials (2010-2012), President and Chief Operating Officer, New Mexico Coal (2007-2010), and Chief Financial Officer, Base Metals (2003-2007). He is Vice Chairman of the World Coal Association, a director and executive committee member of the U.S. National Mining Association, and the Vice Chairman of International Energy Agency Coal Industry Advisory Board. Mr. Kellow is a graduate of the Advanced Management Program at the University of Pennsylvania’s Wharton School of Business and holds a Master of Business Administration and a Bachelor Degree in Commerce from the University of Newcastle. He holds an Honorary Doctor of Science from the South Dakota School of Mines and Technology.

Mr. Kellow’s strong qualifications for Board service include deep global mining, energy and steel experience, combined with executive leadership of our organization.

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Joe W. Laymon Director since 2017 Age 65 Committees: ◾ Compensation (Chair) ◾ Executive ◾ Health, Safety, Security & Environmental

Joe W. Laymon, 65, served as Vice President of Human Resources and Corporate Services for Chevron Corporation from 2008 until his retirement in 2017. Prior to joining Chevron Corporation, Mr. Laymon worked at Ford Motor Company from 2000 to 2008, where he was the Vice President, Human Resources and later the Group Vice President, Corporate Human Resources and Labor Affairs. He also served as the Vice President, Human Resources, U.S. and Canada Region for Eastman Kodak Company from 1996 to 2000. Other directorships include Clark Atlanta University, BoardRoomIQ.com and United Way of the Bay Area. Mr. Laymon earned a Bachelor of Science from Jackson State University and a Master of Arts in Economics from the University of Wisconsin.

Mr. Laymon brings to our Board extensive leadership, human resources and international expertise from his experience as a senior human resources executive in a number of large, global companies, including steel experience, and corporate governance, legal and regulatory experience.

Teresa S. Madden Director since 2017 Age 62 Committees: ◾ Audit (Chair) ◾ Executive ◾ Health, Safety, Security & Environmental

Teresa S. Madden, 62, retired from Xcel Energy, Inc. (“Xcel”), a utility holding company serving both electric and natural gas customers, in May 2016, where she was employed from 2003 and served most recently as Executive Vice President and Chief Financial Officer from 2011 to 2016. Prior to joining Xcel, she was the Controller at Rogue Wave Software, Inc. From 1979 to 2000, she was the Controller and Manager at Xcel. She also served as an Executive in Residence at the University of Colorado’s Global Energy Management Program during the 2016-2017 school year. Other directorships include the Public Education & Business Coalition. She earned a Bachelor of Science from Colorado State University and a Master of Business Administration from Regis University.

Ms. Madden’s qualifications to serve on our Board include her extensive career in senior financial management positions, most recently with a company in the energy sector, and her advanced degree in business administration. She also has experience with restructurings, mergers and acquisitions and regulatory issues.

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Bob Malone Chairman of the Board of Directors Director since 2009 Age 66 Committees: ◾ Executive (Chair)

Bob Malone, 66, was elected Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc., a financial services holding company, in October 2014. He also serves as Chairman, President and Chief Executive Officer of the First National Bank of Sonora, Texas, a position he has held since October 2009. He is a retired Executive Vice President of BP plc and the retired Chairman of the Board and President of BP America Inc., at the time the largest producer of oil and natural gas and the second largest gasoline retailer in the United States. He served in that position from 2006 to 2009. Mr. Malone previously served as Chief Executive Officer of BP Shipping Limited from 2002 to 2006, as Regional President Western United States, BP America Inc. from 2000 to 2002 and as President, Chief Executive Officer and Chief Operating Officer, Alyeska Pipeline Service Company from 1996 to 2000. Mr. Malone previously served in senior positions with Kennecott Copper Corporation. Other directorships include Halliburton Company, BP Midstream Partners and Teledyne Corporation. Mr. Malone holds a Bachelor of Science in Metallurgical Engineering from The University of Texas at El Paso and a Master of Science in Management from Massachusetts Institute of Technology.

Mr. Malone’s qualifications to serve on the Board include his extensive leadership experience, his expertise in the energy sector and in safety regulation compliance, his restructuring experience and financial expertise and his service on other public company boards.

Kenneth W. Moore Director since 2017 Age 48 Committees: ◾ Audit ◾ Nominating & Corporate Governance

Kenneth W. Moore, 48, has served as President of KWM Advisors, Inc. since 2016. Before that, he was Managing Director of First Reserve Corporation, a private equity and infrastructure investment firm focused on energy from 2004 to 2015. From 2000 to 2004 he served as a Vice President at Morgan Stanley & Co. Other directorships include Cobalt International Energy, Inc., Chaparral Energy, Inc. and the SEAL Legacy Foundation. He earned a Bachelor of Arts from Tufts University and Master of Business Administration from Cornell University.

Mr. Moore brings to the Board significant capital market and executive management experience as well as expertise in the energy sector, financial expertise and mergers and acquisitions experience.

Michael W. Sutherlin Director since 2014 Age 71 Committees: ◾ Compensation ◾ Executive ◾ Nominating & Corporate Governance (Chair)

Michael W. Sutherlin, 71, served as the President, Chief Executive Officer and Director of Joy Global Inc. (“Joy”), a mining equipment and services provider from 2006 to 2013. From 2003 to 2006, he served as Executive Vice President of Joy and as President and Chief Operating Officer of its subsidiary, Joy Mining Machinery. Prior to joining Joy, Mr. Sutherlin served as President and Chief Operating Officer of Varco International, Inc. Mr. Sutherlin serves on the board of directors of Schnitzer Steel Industries, Inc. Mr. Sutherlin holds a Master of Business Administration from University of Texas at Austin and Bachelor of Business Administration in Industrial Management from Texas Tech University.

Mr. Sutherlin’s qualifications to serve on the Board include expertise in the manufacturing and mining sectors, core international business experience and restructuring and mergers and acquisitions experience.

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Shaun A. Usmar Director since 2017 Age 48 Committees: ◾ Nominating & Corporate Governance ◾ Health, Safety, Security & Environmental

Shaun A. Usmar, 48, founded Triple Flag Mining Finance Ltd. (“Triple Flag”) in April 2016 and serves as its Chief Executive Officer. Prior to founding Triple Flag, Mr. Usmar served as Senior Executive Vice President and Chief Financial Officer of Barrick Gold Corporation, from 2014 to 2016, where he helped restructure the company. He joined Xstrata in 2002 as a founding member of the leadership team that grew the company into one of the world’s largest diversified miners at the time of its acquisition by Glencore in 2013. While at Xstrata, his roles included co-head of Business Development in London, CFO of Xstrata’s global Ferro-Alloys business in South Africa, and CFO of Xstrata’s global Nickel business in Canada. Prior to Xstrata, Mr. Usmar worked at BHP Billiton in Corporate Finance in London, and started his career in mining in operations in the steel and aluminum industries as a production engineer. He has also served on the Ontario Advisory board of The Children’s Wish Foundation, since 2010. Mr. Usmar holds a BSc in Metallurgy and Materials Engineering from the University of Witwatersrand in South Africa, and an MBA from the Kellogg Graduate School of Management at Northwestern University in Evanston, Illinois, both with distinction.

Mr. Usmar brings to the Board extensive leadership experience as a senior officer at several companies, restructuring and mergers and acquisitions experience, and experience in the mining sector as well as financial and commercial expertise and international experience.

Director Selection and Evaluation Process

Selection of Directors in 2017

On April 13, 2016 (the “Petition Date”), the company and a majority of the company’s wholly owned domestic subsidiaries and one international subsidiary in Gibraltar (collectively with the company, the “Debtors”), filed voluntary petitions under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (collectively, the “Chapter 11 Cases”) were jointly administered under the caption In re Peabody Energy Corporation, et al., Case No. 16-42529 (Bankr. E.D. MO.).

On December 22, 2016, the Debtors filed with the Bankruptcy Court a Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code and a related Disclosure Statement, and, on January 25, 2017, the Debtors filed with the Bankruptcy Court the First Amended Joint Plan of Reorganization and the First Amended Disclosure Statement. On January 27, 2017, the Debtors filed with the Bankruptcy Court the Second Amended Joint Plan of Reorganization (as amended, the “Plan”) and the Second Amended Disclosure Statement to address certain modifications after a hearing before the Bankruptcy Court on January 26, 2017. On January 27, 2017, the Bankruptcy Court entered the Order: (i) Approving Second Amended Disclosure Statement, (ii) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Second Amended Plan of Reorganization, (iii) Scheduling Hearing on Confirmation of Second Amended Joint Plan of Reorganization and (iv) Approving Related Notice Procedures, which authorized the Debtors to solicit creditors’ votes on the Plan. On March 6, 2017 and March 15, 2017, the Debtors filed supplements to the Plan with the Bankruptcy Court.

On March 17, 2017, the Bankruptcy Court entered the Order Confirming Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession as Revised on March 15, 2017 (the “Confirmation Order”), which approved and confirmed the Plan.

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On the Effective Date, the Debtors satisfied the conditions to effectiveness set forth in the Plan. As a result, the Plan became effective in accordance with its terms, and the Debtors emerged from the Chapter 11 Cases.

Pursuant to the Plan, our current Board consists of our President and CEO, Glenn L. Kellow, and eight independent directors: Bob Malone (Chair), Nicholas J. Chirekos, Stephen E. Gorman, Joe W. Laymon, Teresa S. Madden, Kenneth W. Moore, Michael W. Sutherlin and Shaun A. Usmar. The directors of the company were selected pursuant to the Plan as follows: (a) the CEO; (b) the Debtors designated one independent director – Bob Malone; (c) Contrarian Capital Management, L.L.C. (“Contrarian”), PointState Capital Management, LP (“PointState”), Panning Capital Management, LP (“Panning”), as creditors, together designated one independent director – Kenneth W. Moore; (d) Elliott Management Corp. (“Elliott”) selected one independent director – Shaun A. Usmar; and (e) a selection committee comprising the chief executive officer of the company, a representative of Elliott and one nominee acting on behalf of Contrarian, PointState, and Panning, acting as a selection committee, retained a top-tier, international search firm to identify and recommend the remaining five independent directors, which were then selected by such selection committee.

Each of the current directors of the Board was appointed effective on the Effective Date in connection with the Plan and process outlined above, and each was determined by the company’s Nominating and Corporate Governance Committee and full Board to be qualified to serve on the Board. The term for all the directors expires at the upcoming 2018 Annual Meeting, and all directors will be elected annually.

On the Effective Date, the following persons ceased to serve as directors of the company: William A. Coley, William E. James, Robert B. Karn III, H. E. Lentz, William C. Rusnack, John F. Turner, Sandra A. Van Trease and Heather A. Wilson.

Overview of Director Nominating Process

The Board believes one of its primary goals is to advise management on strategy and to monitor our performance. The Board also believes the best way to accomplish this goal is by choosing directors who possess a diversity of experience, knowledge and skills that are particularly relevant and helpful to us. As such, current Board members and director nominees possess a wide array of skills and experience in the coal industry, related energy industries and other important areas, including engineering, finance and accounting, operations, environmental affairs, international affairs, governmental affairs and administration, public policy, corporate governance, board service and executive management. When evaluating potential members, the Board seeks to enlist the services of candidates who possess high ethical standards and a combination of skills and experience which the Board determines are the most appropriate to meet its objectives. The Board believes all candidates should be committed to creating value over the long term and to serving our best interests and the best interests of our stockholders.

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Nominating and Corporate Governance Committee will consider director candidates submitted by stockholders. Any stockholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101:

–	Stockholder’s name, number of shares owned, length of period held and proof of ownership;

–	Candidate’s name, age and address;

–	A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

–	A supporting statement which describes the candidate’s reasons for seeking election to the Board, and documents the candidate’s ability to satisfy the director qualifications criteria described above;

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–	A description of any arrangements or understandings between the stockholder and the candidate; and

–	A signed statement from the candidate confirming his/her willingness to serve on the Board, if elected.

The Corporate Secretary will promptly forward such materials to the Committee Chair and the Chairman of the Board. The Corporate Secretary also will keep copies of such materials for future reference by the Nominating and Corporate Governance Committee when filling Board positions.

Stockholders may submit potential director candidates at any time in accordance with these procedures. The Nominating and Corporate Governance Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Nominating and Corporate Governance Committee deems necessary or appropriate. We recently modified our bylaws to implement “proxy access,” a means for stockholders to include stockholder-nominated director candidates in our proxy materials for annual meetings of stockholders. Separate procedures apply if a stockholder wishes to nominate a director candidate at the 2018 Annual Meeting. Those procedures are described below under the heading “Process for Stockholder Proposals and Director Nominations.”

Under its charter, the Nominating and Corporate Governance Committee must review with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. When assessing potential new directors, the Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes candidates should generally meet the criteria listed below under the heading “Director Qualifications.”

The Nominating and Corporate Governance Committee will consider candidates submitted by a variety of sources (including, without limit, incumbent directors, stockholders, management and third-party search firms) when filling vacancies and/or expanding the Board. If a vacancy arises or the Board decides to expand its membership, the Nominating and Corporate Governance Committee generally asks each director to submit a list of potential candidates for consideration. The Nominating and Corporate Governance Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. At that time, the Nominating and Corporate Governance Committee also will consider potential candidates submitted by stockholders in accordance with the procedures described above. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder nominees on the same basis as those submitted by Board members or other sources.

After completing this process, the Nominating and Corporate Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Nominating and Corporate Governance Committee will rank them by order of preference, depending on their respective qualifications and our needs. The Committee Chair, or another director designated by the Committee Chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with members of the Nominating and Corporate Governance Committee. All such interviews are held in person, and include only the candidate and the independent Nominating and Corporate Governance Committee members. Based upon interview results and appropriate background checks, the Nominating and Corporate Governance Committee then decides whether it will recommend the candidate’s nomination to the full Board.

The Nominating and Corporate Governance Committee believes this process will consistently produce highly qualified, independent Board members. However, the Committee may choose, from time to time, to use additional resources (including independent third-party search firms) after determining that such resources could enhance a particular director search.

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Director Qualifications

Under its charter, the Nominating and Corporate Governance Committee reviews with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes that candidates should generally meet the following criteria:

•	Broad training, experience and a successful track record at senior policymaking levels in business, government, education, technology, accounting, law, consulting and/or administration;

•	The highest personal and professional ethics, integrity and values;

•	Commitment to representing our long-term interests and those of all our stockholders;

•	An inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making;

•	Expertise that is useful to us and complementary to the background and experience of other Board members; and

•	Sufficient time to devote to Board and committee activities and to enhance their knowledge of our business, operations and industry.

The Board believes that all our directors meet these criteria. In addition, as outlined below, each director brings a strong and unique background and set of skills to the Board, giving the Board competence and experience in a wide variety of areas, including mining and related industries, end-user segments (energy/steel), M&A, finance and accounting, human capital and organizational health, restructuring, global operations, health, safety and environmental affairs, international, governmental affairs and administration, public policy, corporate governance, legal and regulatory, board service and executive management.

We believe the Board as a whole and each of our directors individually possess the necessary qualifications and skills to effectively advise management on strategy, monitor our performance and serve our best interests and the best interests of our stockholders.

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The following chart highlights each director nominee’s specific skills, knowledge and experience that the Nominating and Corporate Governance Committee and Board relied upon when determining whether to nominate the individual for election. A particular nominee may possess other valuable skills, knowledge, or experience even though they are not indicated below.

Competencies	Chirekos	Gorman	Kellow	Laymon	Madden	Malone	Moore	Sutherlin	Usmar
CEO Experience		✓	✓			✓		✓	✓
Restructuring Industry/Company		✓	✓	✓	✓	✓		✓	✓
Health, Safety, Environment		✓	✓	✓		✓			✓
Global Operations, Supply Chain	✓	✓	✓	✓		✓		✓	✓
Financial Depth, Expertise	✓	✓	✓		✓	✓	✓	✓	✓
M&A Experience	✓	✓	✓		✓		✓	✓	✓
Human Capital, Organization Health		✓		✓				✓
Government, Public Policy				✓	✓	✓			✓
Corporate Governance, Legal, Regulatory		✓	✓	✓	✓	✓	✓	✓
Mining or Related	✓		✓			✓		✓	✓
End User Segments (Energy/Steel)			✓	✓	✓	✓	✓	✓	✓
International (Australia, AsiaPac)	✓	✓	✓	✓		✓	✓	✓	✓

Diversity

Peabody is an equal opportunity employer and, in addition, one of our core values is to offer an inclusive workplace. Our policies and practices support diversity of thought, perspective, sexual orientation, gender identity and expression, race, ethnicity, culture and professional experience, among others. While the Board does not have a formal policy of considering diversity when evaluating director candidates, the Board does believe that its members should reflect diversity in professional experience, cultural experience, gender and ethnic background. These factors, together with the director qualifications criteria noted above, are considered by the Nominating and Corporate Governance Committee in assessing potential new directors.

Board Evaluations

The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for developing and administering an annual review process to evaluate the performance of the Board. This annual review process includes the annual solicitation of comments from all directors, after which the Nominating and Corporate Governance Committee reports to the Board with an assessment of the Board’s performance, which is discussed by the full Board. The Board has confirmed that each committee and the Board as a whole is functioning effectively.

Board Training and Development

From time to time, the Board members attend ongoing training and development sessions. For instance, in early 2018, the Board members attended training on various topics facilitated by the National Association of Corporate Directors.

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ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committee Overview

Committee Role and Responsibilities

The specific roles and responsibilities of the Board’s Audit, Compensation, Nominating and Corporate Governance, Executive and Health, Safety, Security and Environmental Committees are delineated in written charters adopted by the Board for each committee. Each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent in accordance with our Corporate Governance Guidelines, which applies the independence standards (the “Independence Standards”) included in the New York Stock Exchange (“NYSE”) Listed Company Manual and the Exchange Act (as defined herein). Our Corporate Governance Guidelines and the charters of each of the Board’s committees are available on the Corporate Governance page under the Investors section of our website at: www.peabodyenergy.com. As provided in their charters, each committee is authorized to engage or consult from time to time, as appropriate, at our expense, with outside independent legal counsel or other experts or advisors it deems necessary, appropriate or advisable to discharge its duties.

Audit Committee
Committee Members Nicholas J. Chirekos Teresa S. Madden (Chair) Kenneth W. Moore ------------------------------------ 9 meetings in fiscal year 2017: 6 meetings post-Emergence 3 meetings pre-Emergence

◾  Reviews and discusses with management and the independent registered public accounting firm the audited financial statements and accounting principles;

◾  Assists the Board in fulfilling its oversight responsibility with respect to: (a) the quality and integrity of our financial statements and financial reporting processes; (b) our systems of internal accounting and financial controls and disclosure controls; (c) the independent registered public accounting firm’s qualifications and independence; (d) the performance of our internal audit function and independent registered public accounting firm; and (e) compliance with legal and regulatory requirements, and codes of conduct and ethics programs established by management and the Board;

◾  Appoints our independent registered public accounting firm, which reports directly to the Audit Committee;

◾  Pre-approves all audit engagement fees and terms, and all permissible non-audit engagements with our independent registered public accounting firm;

◾  Ensures that we maintain an internal audit function and reviews the appointment of the senior internal audit team;

◾  Meets on a regular basis with our management, internal auditors and independent registered public accounting firm to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the external audit, the independence of the independent registered public accounting firm and other matters relating to our financial condition;

◾  Oversees our financial reporting process and review in advance of filing or issuance of our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, annual reports to stockholders and earnings press releases;

◾  Reviews our guidelines and policies with respect to risk assessment and risk management, and our major financial risk exposures and steps management has taken to monitor and control such exposures; and

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◾  Makes regular reports on its activities to the Board.

See the “Audit Committee Report” on page 59. All the members of the Audit Committee are independent under regulations adopted by the Securities and Exchange Commission (“SEC”), NYSE listing standards and the Independence Standards. The Board has determined that each member of the Audit Committee is financially literate under NYSE guidelines and each is an audit committee financial expert pursuant to the criteria prescribed by the SEC.

Compensation Committee
Committee Members Stephen E. Gorman Joe W. Laymon (Chair) Michael W. Sutherlin ------------------------------------ 7 meetings in fiscal year 2017: 4 meetings post-Emergence 3 meetings pre-Emergence

◾  Reviews and recommends to the Board the company’s executive compensation philosophy for the compensation of the executive officers of the company and its subsidiaries;

◾  Annually reviews and recommends to the Special Committee (as defined below) the corporate goals and objectives relevant to compensation of our CEO, initiates the evaluation by the Board of the CEO’s performance in light of those goals and objectives, and, together with the Special Committee, determines and approves the CEO’s compensation levels based on this evaluation;

◾  Annually reviews with the CEO the performance of our other executive officers and makes recommendations to the Board with respect to the compensation plans for such officers;

◾  Annually reviews and approves for the NEOs (other than the CEO) and recommends for our CEO base salary, annual incentive opportunity and long-term incentive opportunity, stock ownership requirements and, as appropriate, severance arrangements, retirement and other post-employment benefits, change-in-control provisions and any special supplemental benefits;

◾  Approves annual incentive awards for executive officers other than the CEO;

◾  Oversees our annual and long-term incentive plans and programs;

◾  Periodically assesses our director compensation program and stock ownership requirements and, when appropriate, recommends modifications for Board consideration; and

◾  Makes regular reports on its activities to the Board.

The “Special Committee” is comprised of the independent members of the Board. It is responsible for decisions regarding the compensation of the CEO.

See the “Compensation Discussion and Analysis” beginning on page 26 for more information. The Compensation Committee has the sole discretion to retain or obtain the advice of any compensation consultant, legal counsel or other advisor to assist in the Compensation Committee’s evaluation of executive compensation, including the sole authority to approve fees for any such advisor. The Compensation Committee is also responsible for assessing the independence of any such advisor. All the members of the Compensation Committee are independent under NYSE listing standards and the Independence Standards.

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Health, Safety, Security and Environmental Committee

Committee Members

Stephen E. Gorman (Chair)

Joe W. Laymon

Teresa S. Madden

Shaun A. Usmar

------------------------------------

8 meetings in fiscal year 2017:

6 meetings post-Emergence

2 meetings pre-Emergence

◾  Responsible for reviewing with management our significant risks or exposures in the health, safety, security and environmental areas, and steps taken by management to address such risks;

◾  Reviews our health, safety, security and environmental objectives, policies and performance, including processes to ensure compliance with applicable laws and regulations;

◾  Reviews our efforts to advance our progress on sustainable development;

◾  Reviews and discusses with management any material noncompliance with health, safety, security and environmental laws, and management’s response to such noncompliance;

◾  Reviews and recommends approval of the environmental and mine safety disclosures required to be included in our periodic reports on Forms 10-K and 10-Q;

◾  Considers and advises the Board on health, safety, security and environmental matters and sustainable development;

◾  Considers and advises the Compensation Committee on our performance with respect to incentive compensation metrics relating to health, safety, security or environmental matters;

◾  Reviews and discusses significant legislative, regulatory, political and social issues and trends that may affect our health, safety, security and environmental management process and system, and management’s response to such matters; and

◾  Makes regular reports on its activities to the Board.

All the members of the Health, Safety, Security and Environmental Committee are independent under NYSE listing standards and the Independence Standards.

Nominating and Corporate Governance Committee

Committee Members

Nicholas J. Chirekos

Kenneth W. Moore

Michael W. Sutherlin (Chair)

Shaun A. Usmar

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8 meetings in fiscal year 2017:

5 meetings post-Emergence

3 meetings pre-Emergence

◾  Responsible for corporate governance matters;

◾  Initiates nominations for election as a director of the company;

◾  Evaluates the performance of the Board;

◾  Identifies, evaluates and recommends qualified candidates, including stockholder nominees, for election to the Board;

◾  Advises the Board on corporate governance policies and procedures;

◾  Assists the Board in developing and administering an annual review process to evaluate performance of the Board;

◾  Recommends the structure, composition and responsibilities of other Board committees;

◾  Advises the Board on matters related to corporate social responsibility (e.g., equal employment, corporate contributions and lobbying);

◾  Ensures we maintain an effective orientation program for new directors and a continuing education and development program to supplement the skills and needs of the Board;

◾  Provides review and oversight of potential conflicts of interest situations, including transactions in which any related person had or will have a direct or indirect material interest;

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◾  Reviews our policies and procedures with respect to related person transactions at least annually and recommends any changes for Board approval;

◾  Monitors compliance with, and advises the Board regarding any significant issues arising under, our corporate compliance program and Code of Business Conduct and Ethics;

◾  Reviews and makes recommendations to the Board in conjunction with the Chairman and CEO, as appropriate, with respect to executive officer succession planning and management development; and

◾  Makes regular reports on its activities to the Board.

All the members of the Nominating and Corporate Governance Committee are independent under NYSE listing standards and the Independence Standards.

Executive Committee

Committee Members

Glenn L. Kellow

Stephen E. Gorman

Joe W. Laymon

Teresa S. Madden

Bob Malone (Chair)

Michael W. Sutherlin

------------------------------------

1 meeting in fiscal year

2017 – pre-Emergence

◾  Responsible for assuming Board responsibilities when the Board is not in session.

◾  When the Board is not in session, the Executive Committee has the power and authority as delegated by the Board, except with respect to matters that may require Board or stockholder approval under applicable law, including:

◾  Amending our certificate of incorporation and bylaws;

◾  Adopting an agreement of merger or consolidation;

◾  Recommending to stockholders the sale, lease or exchange of all or substantially all our property and assets;

◾  Recommending to stockholders dissolution of the Company or revocation of any dissolution;

◾  Declaring a dividend;

◾  Issuing stock;

◾  Filling vacancies on the Board;

◾  Appointing members of Board committees; and

◾  Changing major lines of business.

Director Attendance

The Board met 15 times in fiscal 2017. Seven of such meetings were held post-Emergence and eight were held pre-Emergence. During fiscal 2017, each incumbent director attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served, and their average attendance was 96%.

In accordance with our Corporate Governance Guidelines, the non-management directors meet in executive session at least quarterly. During fiscal 2017, our non-management directors met in executive session five times. Our Chairman, Mr. Malone, chaired these executive sessions.

Under Board policy, each director is expected to attend our annual meetings of stockholders in person, subject to occasional excused absences due to illness or unavoidable conflicts. Although the company did not hold an annual meeting of stockholders in 2017, all our director nominees are expected to attend the 2018 Annual Meeting.

Board’s Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to enhance long-term organizational performance and

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stockholder value. A fundamental part of risk management is not only understanding the risks we face, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for us. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, is responsible for the oversight of risk management.

In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board regularly reviews information regarding marketing, operations, safety performance, trading, finance and business development as well as the risks associated with each. In addition, the Board holds strategic planning sessions with management to discuss our strategies, key challenges, and risks and opportunities. The full Board receives reports on our enterprise risk management initiatives on at least an annual basis.

While the Board is ultimately responsible for risk oversight, Board committees also have been allocated responsibility for specific aspects of risk oversight. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, risk assessment and risk management. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs. The Health, Safety, Security and Environmental Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with our health, safety, security and environmental objectives, policies and performance. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, political contributions and lobbying expenditures, succession planning for our directors and executive officers, and corporate governance.

Board Independence

In accordance with our Corporate Governance Guidelines, a majority of our Board must be independent as defined by the NYSE listing standards and the Exchange Act. As required by the NYSE listing standards, the Board evaluates the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more directors (such as in connection with a change in employment status or other significant status changes). This process is administered by the Nominating and Corporate Governance Committee, which consists entirely of directors who are independent under applicable NYSE rules. After carefully considering all relevant relationships, the Nominating and Corporate Governance Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each director.

On January 18, 2018, the Board determined that all the current members except for Mr. Kellow are independent. In making independence determinations, the Nominating and Corporate Governance Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with us, (2) the significance of the relationship to us, the other organization and the individual director, (3) whether or not the relationship is solely a business relationship in the ordinary course of our and the other organization’s businesses and does not afford the director any special benefits, and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For purposes of this determination, the Board generally deems any relationships that have expired for more than three years to be immaterial. The Board also considered the relationships described below in “Review of Related Person Transactions.” The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are each comprised of independent directors.

Board Leadership Structure

Our bylaws and Corporate Governance Guidelines permit the roles of Chairman and CEO to be filled by different individuals. Effective May 1, 2017, the Board elected Mr. Malone to the role of non-executive Chairman of the Board.

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Our Board leadership structure provides for strong oversight by independent directors. The Board is currently comprised of Mr. Kellow and eight independent directors. All Board committees are chaired by and composed entirely of independent directors, except for the Executive Committee, of which Mr. Kellow is a member.

Effective May 1, 2017, Mr. Malone became the non-executive Chairman of the Board. As Chairman, Mr. Malone’s duties are to:

–	Manage the affairs of the Board;
–	Preside at meetings of the Board, at executive sessions of the independent directors and at meetings of our stockholders;
–	Call meetings of the Board and the independent directors of the Board;
–	Organize the work of the Board, with assistance from the company’s CEO and Corporate Secretary, including to establish annual Board schedules and meeting agendas, to ensure the Board is provided with accurate and timely information and to consult with other directors concerning such matters;
–	By standing invitation, attend meetings of those committees of the Board of which the Chairman is not a listed member (in each case as a non-voting member);
–	Facilitate effective communication among directors;
–	Review and approve minutes of the meetings of the Board and stockholders;
–	In conjunction with the Nominating and Corporate Governance Committee, ensure that processes governing the Board’s work are effective to enable the Board to exercise oversight and due diligence;
–	Promote Board effectiveness by working with the Nominating and Corporate Governance Committee to: (1) plan Board and committee composition, Board recruitment, new director orientation, director education and Board succession planning, (2) coordinate the Board evaluation process and obtain director feedback, (3) review changes in the circumstances of existing directors, determine if directors’ other commitments conflict with their Board duties, and review requests from the CEO to sit on the boards of other organizations, and (4) formulate governance policies and procedures that best serve the interests of the company and its stockholders;
–	Coordinate periodic Board review of, and input regarding, management’s strategic plan for the company;
–	With the assistance of the Compensation Committee, lead the annual Board performance evaluation of the CEO and communicate the results to the CEO;
–	Lead the Board’s review of the succession plan for the CEO and other key executives;
–	Facilitate communication between the directors and the CEO;
–	Provide advice and counsel to the CEO, serve as an advisor to the CEO concerning the interests of the Board and the Board’s relationship with management, and brief the CEO on issues and concerns arising from Board executive sessions;
–	Facilitate the role of the Board in crisis management, where appropriate;
–	If requested by the CEO or the Board, attend meetings or communicate with outside stakeholders; and
–	In consultation with the CEO, share the company’s views on policies or corporate matters with other boards and organizations when required.

Corporate Governance

Good corporate governance is a priority at Peabody. Our key governance practices are outlined in our Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics. These documents can be found on our website (www.peabodyenergy.com) by clicking on “Investor Info” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement.

The Nominating and Corporate Governance Committee is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Each year, the Nominating and Corporate Governance Committee, with the assistance of

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outside experts, reviews our corporate governance practices, not only to ensure that they comply with applicable laws and NYSE listing requirements, but also to ensure that they continue to reflect what the Nominating and Corporate Governance Committee believes are best practices and promote our best interests and the best interests of our stockholders.

Director Service on Other Public Company Boards

As stated above, when reviewing qualifications, independence, skills and characteristics of Board candidates and nominees, the Nominating and Corporate Governance Committee examines whether such candidates or nominees have any material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.) which might adversely affect their performance as a director on the Board. Current directors are required to advise the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee prior to accepting an invitation to serve on another public company board.

It is the current view of the Board that no director should serve on more than four other public company boards in addition to the Board. Except in extraordinary circumstances, and only after the Board has determined that such simultaneous service would not impair the ability of the director to serve effectively on the company’s Audit Committee, no member of the company’s Audit Committee shall serve simultaneously on the audit committee of more than two other public companies. For purposes of this guideline and as provided under NYSE rules, (i) service on the boards of multiple funds within a single fund complex shall be deemed as service on one public company board, and (ii) service on multiple audit committees within a single fund complex shall be deemed as service on one public company audit committee.

Majority Voting and Mandatory Director Resignation Policy

Our bylaws provide for majority voting in the election of directors. In the case of uncontested elections, in order to be elected, the number of shares voted in favor of a nominee must exceed 50% of the number of votes cast with respect to that nominee’s election at any meeting of stockholders for the election of directors at which a quorum is present. Votes cast include votes against or votes to withhold authority with respect to that nominee’s election, but exclude abstentions and broker non-votes.

If a nominee is an incumbent director and does not receive a majority of the votes cast with respect to the nominee’s election, such director is expected to promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote. The Nominating and Corporate Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by its members. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting where the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board deems to be relevant. Any director who tenders his or her resignation under our Corporate Governance Guidelines will not participate in the Nominating and Corporate Governance Committee recommendation or Board consideration regarding whether to accept the tendered resignation.

In the case of contested elections, directors will be elected by a plurality of the votes of the shares present in person or by proxy and voting for nominees in the election of directors at any meeting of stockholders for the election of directors at which a quorum is present. For these purposes, a contested election is any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.

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Code of Business Conduct and Ethics

We have adopted a code of ethics, the “Code of Business Conduct and Ethics” which can be found on our website (www.peabodyenergy.com) by clicking on “Investor Info” and then “Corporate Governance.” The Code of Business Conduct and Ethics applies to all our directors, officers and salaried employees.

Succession Planning

Pursuant to the Corporate Governance Guidelines, our CEO provides the Nominating and Corporate Governance Committee with an annual report on succession planning and related development recommendations. The report includes a short-term succession plan which delineates temporary delegation of authority in the event that the CEO or any other executive officer is unable to perform his or her duties. The Nominating and Corporate Governance Committee, working with the CEO, then presents its recommendations with respect to succession planning to the full Board (except for any employee directors who could potentially be impacted by such succession planning processes).

Director Compensation

Compensation of non-employee directors for 2017 consisted of cash compensation (specifically, annual Board and committee retainers) and equity compensation. Each of these components is described in more detail below. Any director who is also our employee receives no additional compensation for serving as a director.

The Board consists of nine directors, including our CEO and eight independent directors. Our Board adopted the following compensation structure for our non-employee directors who were members of our post-Emergence Board:

Annual cash retainer	$110,000
Annual equity award value	$130,000 (see below for more information)
Additional Audit Committee Chair cash retainer	$ 20,000
Additional Compensation Committee Chair cash retainer	$ 15,000
Additional Health, Safety, Security and Environmental Committee Chair cash retainer	$ 15,000
Additional Nominating and Corporate Governance Committee Chair cash retainer	$ 15,000
Additional Non-Executive Chairman cash retainer	$150,000

The initial post-Emergence equity award for our non-employee directors was comprised of deferred stock units (“DSUs”), and was granted effective May 2, 2017. The number of DSUs granted to each non-employee director was determined by dividing $130,000 by the closing price per share of the company’s Common Stock on the grant date (and rounding down to the nearest whole DSU). DSUs generally vest monthly over 12 months. However, the underlying shares are generally not distributed until the earlier of (1) three years after the grant date and (2) the director’s separation from service.

Other Elements of Board Compensation

In addition to the compensation described above, we pay travel and accommodation expenses of our non-employee directors to attend meetings and other integral corporate functions. Non-employee directors do not receive meeting attendance fees. Non-employee directors may be accompanied by a spouse/partner when traveling on company business on our aircraft or charter aircraft. Non-employee directors also have the opportunity to participate in our charitable contribution matching gifts program at the same level and based on the same guidelines applicable to our full-time employees.

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Primary Elements of Compensation of Pre-Emergence Board

Our Board, with the approval of the Bankruptcy Court, adopted the following compensation structure for our non-employee directors who were members of the Board prior to our emergence from the Chapter 11 Cases:

Annual cash retainer	$175,000
Additional Audit Committee Chair cash retainer	$ 15,000
Additional Compensation Committee Chair cash retainer	$ 15,000
Additional Health, Safety, Security and Environmental Committee Chair cash retainer	$ 10,000
Additional Nominating and Corporate Governance Committee Chair cash retainer	$ 10,000
Additional Non-Executive Chairman cash retainer	$150,000

Upon our Emergence, any then-existing prior equity-based holdings of our directors were canceled, including DSUs.

The following table sets forth compensation for each director (other than Mr. Kellow) who served on the Board in 2017:

Director	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Board members who served only to the Effective Date:

William A. Coley (4)	87,500	—	2,500	90,000

William E. James (4)	87,500	—	2,500	90,000

Robert B. Karn III (4)	87,500	—	2,500	90,000

Henry E. Lentz (4)	92,500	—	2,500	95,000

William C. Rusnack (4)	95,000	—	—	95,000

John F. Turner (4)	92,500	—	200	92,700

Sandra Van Trease (4)	95,000	—	1,000	96,000

Heather A. Wilson (4)	87,500	—	—	87,500

Board members appointed on the Effective Date (including continuing Board members):

Nicholas J. Chirekos	82,500	129,994	7,500	219,994

Stephen E. Gorman *	93,750	129,994	2,000	225,744

Joe W. Laymon *	93,750	129,994	5,000	228,744

Teresa S. Madden *	97,500	129,994	7,500	234,994

Bob Malone ^	292,500	129,994	6,000	428,494

Kenneth W. Moore	82,500	129,994	7,500	219,994

Michael W. Sutherlin *	150,000	129,994	—	279,994

Shaun A. Usmar	82,500	129,994	—	212,494

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*	Committee Chair
^	Non-Executive Chairman
(1)	Fees earned include the annual retainer and any committee chair or non-executive chair fees or retainers.
(2)	On May 2, 2017, each non-employee director was granted 4,994 DSUs at a grant date fair value of $26.03 per share, as indicated in this column. As of December 31, 2017, these were the only stock awards outstanding for the non-employee directors. No options were held by directors as of the end of 2017.
(3)	All Other Compensation for Mr. Chirekos, Mr. Coley, Mr. Gorman, Mr. James, Mr. Karn, Mr. Laymon, Mr. Lentz, Ms. Madden, Mr. Malone, Mr. Moore, Mr. Turner and Ms. Van Trease consists of charitable contributions in accordance with our matching gifts programs.
(4)	In accordance with the Plan, on the Effective Date, Mr. Coley, Mr. James, Mr. Karn, Mr. Lentz, Mr. Rusnack, Mr. Turner, Ms. Van Trease, and Ms. Wilson ceased to be members of the Board.

Non-Employee Director Share Ownership Requirements

Under our share ownership requirements for directors, each non-employee director is required to acquire and retain Common Stock having a value equal to at least five times his or her annual cash retainer.

If at any time a non-employee director does not meet his or her ownership requirement, the director must retain (1) any Common Stock owned by the director (whether owned directly or indirectly) and (2) any net shares received as the result of the exercise, vesting or payment of any equity award until the ownership requirement is met, in each case unless otherwise approved in writing by the Compensation Committee. For this purpose, “net shares” means the shares of Common Stock that remain after shares are sold or withheld, as the case may be, to (1) pay the exercise price for a stock option award or (2) satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award.

Compliance with these requirements is evaluated as of December 31 of each year. The value of an individual’s share ownership as of such date is determined by multiplying the number of shares of our Common Stock or other eligible equity interests held by the individual by the closing price of our stock as of the business day immediately preceding the date of determination.

For purposes of determining stock ownership levels, only the following forms of equity interests are included:

●	Stock owned directly (including stock or stock units held in any defined contribution plan or employee stock purchase plan and shares of restricted stock);

●	Stock held by immediate family members residing in the same household or through trusts for the benefit of the person or his or her immediate family members residing in the same household;

●	Unvested restricted stock or RSUs (provided that vesting is based solely on the passage of time and/or continued service with Peabody); and

●	Vested and undistributed DSUs.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

On April 3, 2017, the company successfully emerged from Chapter 11 reorganization. Prior to Emergence, our executive compensation reflected a combination of performance-based cash incentives and stock grants approved by our major creditors and the Bankruptcy Court. Soon after Emergence, the Board established the 2017 executive compensation program for our Named Executive Officers (“NEOs”).

Named Executive Officers

This Compensation Discussion and Analysis (the “CD&A”) explains the key elements of the compensation of the company’s NEOs and describes the objectives and principles underlying the company’s executive compensation program and decisions made in 2017. For the 2017 fiscal year, our NEOs were:

Name	Title as of December 31, 2017
Glenn L. Kellow	President and Chief Executive Officer
Amy B. Schwetz	Executive Vice President and Chief Financial Officer
Charles F. Meintjes	Executive Vice President – Corporate Services and Chief Commercial Officer
Kemal Williamson	President – Americas
A. Verona Dorch	Executive Vice President, Chief Legal Officer, Government Affairs and Corporate Secretary

Business Highlights for 2017

As discussed in the proxy summary, in April 2016, we and certain of our subsidiaries filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code. On April 3, 2017, the Plan became effective and we successfully emerged from Chapter 11. During 2017, our financial and operating performance was strong.

Key safety, financial and operational highlights include:

•	In April 2017, Peabody emerged from Chapter 11 and relisted on the New York Stock Exchange. From a modified plan value of $22.03 per share, the company observed a 79 percent increase in BTU’s share price through year-end.

•	2017 revenues rose 18 percent over the prior year, led by robust seaborne coal pricing and higher U.S. demand.

•	Adjusted EBITDA[5] reached the highest level since 2012, with Australian Adjusted EBITDA[5] results marking the platform’s largest contribution since 2008.

•	Peabody increased liquidity to $1.24 billion as of year-end, released approximately $220 million of restricted cash and closed on, and subsequently upsized, a $350 million revolving credit facility, which enables the company to free up additional restricted cash for other purposes over time.

•	The company refinanced its term loan, lowering its interest rate by 100 basis points and modifying terms to provide the company with additional flexibility.

•	As part of Peabody’s commitment to deleveraging, the company repaid $500 million of debt, reaching its previously established 2018 targets a year in advance. These voluntary payments, coupled with the company’s meaningful cash position, reduced net debt by nearly 50 percent since Emergence.

[5]	Adjusted EBITDA is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Appendix B.

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•	Peabody continues to execute on its authorized $500 million share repurchase program, completing approximately $175 million in share repurchases in the last five months of 2017.

•	At an operational level, Peabody’s global safety performance continues to surpass industry averages. The Australian platform recorded record safety results, reflecting a 17 percent improvement from the prior year.

•	The company’s North Goonyella high-quality hard coking coal mine achieved record annual production allowing Peabody to take advantage of strong seaborne coal pricing.

•	Peabody believes land restoration is an essential part of the mining process. Both the U.S. and Australian operations exceeded goals for reclamation, restoring a total of 1.4 acres for each acre disturbed.

•	In recognition of these actions, Peabody was named the best global responsible mining company for environmental, social and governance standards and performance for the second consecutive year by Capital Finance International.

•	Peabody was also awarded Coal Mining Company of the Year by Corporate Livewire.

Executive Compensation Highlights for 2017

Overall, our 2017 executive compensation reflects a combination of salary, cash incentives and equity awards. While in Chapter 11, compensation was part of comprehensive plans approved by our major creditors. The program was in line with compensation programs of comparable companies that undertook financial restructuring under the Bankruptcy Code. The Plan received 93% approval overall and unanimous acceptance by all 20 voting classes. Following Emergence, our new Compensation Committee approved certain changes as described under “Post-Emergence Compensation.”

Executive Compensation Timeline

Compensation Decisions During Chapter 11

While in Chapter 11, all incentives for our NEOs were negotiated with the various stakeholders in the Chapter 11 Cases, including the Creditors’ Committee and the U.S. Trustee for the Eastern District of Missouri, and were approved by the Bankruptcy Court. This included the following:

•	STIP (no payment was made under the Bankruptcy Court approved plan for 2017)

•	KEIP, which was a performance-based cash incentive

•	Emergence RSU Award (“Emergence RSU Award”)

On our emergence from the Chapter 11 Cases, all the outstanding equity awards and equity held by our NEOs were canceled without payment prior to the Emergence RSU Award.

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Compensation Decisions After Emergence

In May 2017, after Emergence, the new Compensation Committee, and as it relates to our CEO, the Special Committee (the “Committees”), approved the following for the NEOs:

•	Base Salary. Base salaries were adjusted by 1.5% for all NEOs and Ms. Schwetz also received a market adjustment.

•	STIP. The Committees approved three changes to the Bankruptcy Court established 2017 Executive Leadership Team STIP to create the new 2017 STIP. The Adjusted EBITDAR[6] targets were increased to reflect post-emergence expectations, individual objectives were added as a metric and the maximum award potential was increased to 200% of target to be consistent with competitive practice and incent exceptional performance. Based on our company and individual performance, the Committees approved award payouts for the NEOs in a range of 156% to 167% of target.

•	KEIP. The Committees approved the awards earned under the KEIP, which covered the period we were in Chapter 11. Based on our exceptional performance from April 2016 to April 2017, the Committees approved award payouts at 150% of target.

•	Addition of CEO to Severance Plan. In connection with the company’s emergence from the Chapter 11 Cases, the Committees approved Mr. Kellow’s participation in our executive severance plan.

Executive Compensation Programs

The following discussion provides details of our executive compensation program for each of our NEOs during the Chapter 11 process and following Emergence.

Chapter 11 Compensation

Base Salaries

Base salaries for the NEOs, indicated as follows, were unchanged from 2016 levels as the company began 2017: Mr. Kellow, $1,007,475; Ms. Schwetz, $500,000; Mr. Meintjes, $555,500; Mr. Williamson, $505,000 and Ms. Dorch, $460,000.

2017 Executive Leadership Team STIP (“2017 ELT-STIP”)

The 2017 ELT-STIP was intended to motivate our NEOs to meet and exceed certain operational goals critical for the Debtors’ Chapter 11 restructuring and key to enhancing the value of the enterprise. The maximum payout under the 2017 ELT-STIP was set at 150% of target as a result of negotiations with the various stakeholders in the Chapter 11 Cases, including the Creditors’ Committee and the U.S. Trustee for the Eastern District of Missouri. The target opportunity, expressed as a percentage of base salary, for each of the NEOs was as follows: Mr. Kellow, 110%; Ms. Schwetz, 80%; Mr. Meintjes, 80%; Mr. Williamson, 80%; and Ms. Dorch, 80%. The Committees established these opportunities through an analysis of compensation for comparable positions in companies of similar size and complexity, and the opportunities were intended to provide a competitive level of compensation if performance objectives were achieved.

6 Adjusted EBITDAR is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Appendix B.

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The table below shows the initial underlying performance metrics established under the 2017 ELT-STIP:

		Performance Range
Metric	% of Total Award	Threshold	Target	Maximum
2017 ELT-STIP Adjusted EBITDAR[7] ($ in millions)	75.0%	$359	$479	$671
Total Recordable Incidence Frequency Rate (“TRIFR”)	12.5%	1.43	1.10	0.77
Safety, A Way of Life (“SAWOL”) Management System (“MS”) Conformance	12.5%	80%	95%	100%

Payouts with respect to each metric would have been at 40% of target if threshold performance was achieved, 100% of target if target performance was achieved and 150% of target if maximum performance or greater was achieved. Ultimately, no payments were made under the Bankruptcy Court approved 2017 ELT-STIP as a new STIP was approved upon Emergence.

Key Employee Incentive Plan

Due to our Chapter 11 Cases, we were not permitted to vest or settle equity awards granted prior to the Petition Date. A KEIP was developed during the pendency of the Chapter 11 Cases and approved by the Bankruptcy Court in August 2016. The KEIP was a performance-based cash incentive program intended to incent our NEOs to drive value for stakeholders and expedite the emergence from Chapter 11. The KEIP was comprised of one performance period running from the Petition Date through Emergence.

Shown below are the performance metrics, weights and payout opportunities under the KEIP:

		Payout Range
Metric	Weight	Threshold	Target	Maximum
Consolidated Adjusted EBITDAR (excluding Australia)[8]	30%	33%	100%	150%
Australian Adjusted EBITDAR[8]	10%	50%	100%	150%
Consolidated Cash Flow (before Restructuring Costs)[8]	40%	50%	100%	150%
Environmental Reclamation	20%	25%	100%	150%

7 2017 ELT-STIP Adjusted EBITDAR is a non-GAAP financial metric and is defined as Adjusted EBITDA (as defined and reconciled in Appendix B) further adjusted to exclude the impact of certain employee compensation programs related to the Chapter 11 Cases, restructuring charges, the UMWA VEBA Settlement and corporate hedging. 2017 ELT-STIP Adjusted EBITDAR and Adjusted EBITDA are not recognized terms under GAAP and are not, and do not purport to be an alternative to operating income or net income as determined in accordance with GAAP as a measure of profitability. Because these measures are not calculated identically by all companies, our calculation may not be comparable to similarly titled measures of other companies.

8 Consolidated Adjusted EBITDAR (excluding Australia), Australian Adjusted EBITDAR and Consolidated Cash Flow (before Restructuring Costs) are not recognized terms under GAAP. These measures are defined and reconciled to the nearest GAAP measure in Appendix C.

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The table below provides a definition and the purpose of the performance metrics:

Metric	Definition	Purpose
Consolidated Adjusted EBITDAR (excluding Australia)

Consolidated Adjusted EBITDAR (excluding Australia) is a non-GAAP financial metric and is defined as Adjusted EBITDA[9] of our consolidated enterprise, except for our Australian subsidiaries, further adjusted to exclude the impact of certain employee compensation programs related to the Chapter 11 Cases, restructuring charges, the UMWA VEBA Settlement and corporate hedging. This measure is reconciled to the nearest GAAP measure in Appendix C.

Designed to incentivize the NEOs to maximize the value of the Debtors’ non-Australian assets.
Australian Adjusted EBITDAR

Australian Adjusted EBITDAR is a non-GAAP financial metric and is defined as Adjusted EBITDA[9] of our Australian subsidiaries further adjusted to exclude the impact of certain employee compensation programs related to the Chapter 11 Cases, restructuring charges, the UMWA VEBA Settlement and corporate hedging. This measure is reconciled to the nearest GAAP measure in Appendix C.

Designed to incentivize the NEOs to focus on improving the profitability of the Debtors’ Australian affiliates.
Consolidated Cash Flow (before Restructuring Costs)

Consolidated Cash Flow (before Restructuring Costs) is a non-GAAP financial metric and is defined as net change in cash and cash equivalents, before deducting cash used for reorganization costs, restructuring, certain employee compensation programs related to the Chapter 11 Cases, adequate protection payments and any proceeds, repayments, fees, interest or other charges related to the DIP Financing. This measure is reconciled to the nearest GAAP measure in Appendix C.

Designed to incentivize the NEOs to focus on and increase cash flow from projections set forth in the business plan prepared by the Debtors in August 2016.
Environmental Reclamation	Environmental Reclamation is tied to land reclamation and is defined as the ratio of reclaimed or graded land to disturbed land. Reclaimed or graded land means returning the land to the final contour grading prior to soil replacement. The term disturbed land means new acres impacted for mining purposes.	Designed to incentivize the NEOs to achieve the financial metrics while honoring the Debtors’ commitment to reclaim mined land in an environmentally responsible manner and in accordance with existing laws.

The target incentive opportunity was established through an analysis of target total direct compensation in analogous companies that undertook a financial restructuring under the Bankruptcy Code. The opportunities were intended to provide an appropriate level of compensation when performance objectives are achieved. In the event performance fell below the minimum threshold amount for a metric, the NEOs were not eligible for an incentive award related to that metric.

9 Adjusted EBITDA is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Appendix C.

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The threshold, target and maximum goals for the KEIP metrics were designed to fluctuate based upon the quarter in which Emergence occurred. Because Emergence occurred on April 3, 2017, the goals for Q1 2017 were ultimately applicable. Based on our performance over the applicable period, our NEOs earned KEIP payouts of 150% of target, as shown in the table below.

Performance Metric		Period Ending Q1 2017	Actual	Award Achievement
Consolidated Adjusted EBITDAR (excluding Australia)[10] ($ in millions)	Threshold	$414
	Target	$517	$683	150%
	Maximum	$620
Australian Adjusted EBITDAR [10] ($ in millions)	Threshold	$(179)
	Target	$(47)	$394	150%
	Maximum	$85
Consolidated Cash Flow (before Restructuring Costs) [10] ($ in millions)	Threshold	$323
	Target	$646	$1,281	150%
	Maximum	$969
Environmental Reclamation	Threshold	1 to 1
	Target	1.1 to 1	1.54 to 1	150%
	Maximum	1.3 to 1

The following table shows the KEIP awards earned by each NEO while the company was in Chapter 11:

Name	Target Opportunity as a % of Base Salary	KEIP Award Earned as a % of Target	KEIP Award Achieved ($)
Glenn L. Kellow	175%	150%	2,644,622
Amy B. Schwetz	150%	150%	1,125,000
Charles F. Meintjes	125%	150%	1,041,563
Kemal Williamson	125%	150%	946,875
A. Verona Dorch	125%	150%	862,500

[10]	Consolidated Adjusted EBITDAR (excluding Australia), Australian Adjusted EBITDAR and Consolidated Cash Flow (before Restructuring Costs) are not recognized terms under GAAP. These measures are defined and reconciled to the nearest GAAP measure in Appendix C.

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Emergence Compensation

Cancellation of Equity Awards

Upon emergence from Chapter 11, all the equity awards held by our NEOs were canceled without payment. The table below summarizes the aggregate grant date fair values of these canceled equity awards. Our NEOs received no value for any of these awards:

Named Executive Officer	Stock Options ($)	Restricted Shares ($)	Performance Units ($)	Total Awards Cancelled ($)
Glenn L. Kellow	2,749,665	749,890	4,524,530	8,024,085
Amy B. Schwetz	—	180,071	227,331	407,042
Charles F. Meintjes	372,315	458,247	952,790	1,783,352
Kemal Williamson	4,495,194	249,963	866,168	5,611,325
A. Verona Dorch	—	225,000	227,331	452,331

Emergence RSU Awards

Under the Peabody Energy Corporation 2017 Incentive Plan (“2017 Incentive Plan”), we granted Emergence RSU Awards to all active employees, including the NEOs. For the NEOs, these Emergence RSU Awards generally vest ratably on each of the first three anniversaries of the grant date, subject to continued employment. The Emergence RSU program, including the total value, allocation to our NEOs, and award terms were part of a comprehensive plan approved by our major creditors in advance of successfully emerging from Chapter 11.

The amounts of the Emergence RSU Awards were determined based primarily on the following factors:

•	Competitive market practice in restructuring events;

•	Consideration of the additional value created by our leadership during the Chapter 11 Cases;

•	Desire to retain our high-performing executive team;

•	Consideration of improvements that were realized because of instituted cost-cutting measures; and

•	The fact that the ultimate value received will depend on sustainability of results.

The actual Emergence RSU Awards for the NEOs were as follows:

Name	Number of RSUs Granted	Target Value
Glenn L. Kellow	680,890	$15,000,000
Amy B. Schwetz	236,042	$5,200,000
Charles F. Meintjes	226,963	$5,000,000
Kemal Williamson	226,963	$5,000,000
A. Verona Dorch	158,874	$3,500,000

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To receive the Emergence RSU Awards, the NEOs were required to execute restrictive covenant agreements that generally require the recipient to (1) maintain confidentiality of our information; (2) refrain from competing for a period of 12 months following term of employment; and (3) refrain from soliciting employees or customers for a period of 12 months following term of employment.

Post-Emergence Compensation

As outlined above, in April 2017, the company emerged from Chapter 11 with a newly established board of directors determined to lead Peabody to a successful future. A new Compensation Committee and, as it relates to the CEO, the Special Committee (as defined above), were formed. The Committees modified the annual compensation program of the company’s executives to reflect priorities and align with shareholders’ interests. Decisions regarding executive compensation made by the Committees during 2017 reflect our industry fundamentals, operating environment and results.

Base Salaries

The Committees approved a 1.5% base salary increase for each NEO effective April 1, 2017. This increase was consistent with a 1.5% increase provided to all salaried employees. The Compensation Committee also approved a 13.3% market adjustment for Ms. Schwetz, to bring her base salary closer to the market median. The following chart summarizes the base salary changes for our NEOs.

Named Executive Officer	Base Salary as of January 1, 2017	Base Salary as of April 1, 2017	% Change in April 2017
Glenn L. Kellow	$1,007,475	$1,022,587	1.5%
Amy B. Schwetz	$ 500,000	$ 575,000	15.0%
Charles F. Meintjes	$ 555,500	$ 563,833	1.5%
Kemal Williamson	$ 505,000	$ 512,575	1.5%
A. Verona Dorch	$ 460,000	$ 466,900	1.5%

STIP

The STIP is designed to incent our NEOs to maximize current year profitability while encouraging management to continue to improve upon our excellent safety record. In May 2017, following our emergence from Chapter 11, the Committees approved three changes to the program:

•	Increased the Adjusted EBITDAR[11] targets to better reflect the post-Emergence expectations;

•	Added individual objectives as a metric; and

•	Increased the maximum award potential to 200% of target to be consistent with competitive practice and incent exceptional performance.

11 Adjusted EBITDAR is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Appendix B.

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The table below provides a definition and the purpose of the performance metrics:

Metric	Definition	Purpose
Adjusted EBITDAR

This metric is based on Adjusted EBITDAR[12] (as defined in Appendix B) of our consolidated enterprise, after excluding 50% of the impact of realized pricing versus budget and 75% of the impact of Australian Dollar Foreign Exchange movements versus budget, both capped at $100 million. In 2017, these adjustments impacted Adjusted EBITDAR[12] by reducing it by $93 million related to the pricing collar offset by an increase of $19 million related to the foreign exchange collar.

Measures the impact of cost savings programs and operational earnings across the global platform. The price and foreign exchange collars address the impact of extraordinary price and foreign exchange volatility, both positive and negative.

Global TRIFR

Global TRIFR is the number of injuries that result in medical treatment, restricted work or lost time, divided by the number of hours worked (includes employees, contractors and visitors), multiplied by 200,000 hours. The rate includes the injuries and hours associated with office workers, as well as travel-related injuries when employees are traveling for work purposes.

Safety is a value that is integrated into our business. For 2017, our quantitative safety target was set at a 10% improvement over 2016’s actual results.
SAWOL MS Conformance

SAWOL MS sets the expectations relating to safety and health for the organization. SAWOL MS aligns with CORESafetyTM (a National Mining Association framework) and is centered on three key areas of leadership and organization, risk management and assurance. Embedded in this framework is a requirement to audit conformance.

For 2017, our qualitative safety target was set as “90% of global mine sites complete SAWOL MS audit” and “95% conformance with SAWOL MS elements and approved standards.”
Individual Objectives	The individual objectives are personalized goals and initiatives set for each NEO.	Align NEOs’ goals with key strategic areas of importance to the company.

Summarized in the table below are the weights for each performance metric; threshold, target and maximum performance expectations; actual results; and the achievement percent for each performance objective.

Metric	Weight	Threshold	Target	Maximum	Actual Results	Achievement
Adjusted EBITDAR[12] ($ in millions)	50.0%	$927	$1,158	$1,389	$1,363	189%
TRIFR	12.5%	1.43	1.10	0.77	1.38	58%
SAWOL MS	12.5%	80%	95%	100%	99%	177%
Individual Objectives	25.0%	(described below)			Various	Various

12 Adjusted EBITDAR is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Appendix B.

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The following table summarizes the individual objectives achievement level earned by each NEO and their key accomplishments.

Name	Individual Objectives Achievement	Key Accomplishments
Glenn L. Kellow	175%

•    Achieved strong safety performance, with the company’s global safety performance continuing to surpass industry averages, and the Australian platform recording record safety results, reflecting a 17 percent improvement from the prior year

•    Successfully led emergence from Chapter 11, refinanced and publicly relisted the company

•    Developed a strategic plan approved by the board of directors that included an assessment of strategic options and a capital allocation framework

•    Rolled out the Peabody employee value proposition and advanced the development of managerial talent

•    In support of the Chairman, onboarded the new Peabody board of directors and Committees

•    Led the company to achieve its highest total Adjusted EBITDA[13] since 2012, with Australian Adjusted EBITDA[13] results marking the platform’s largest contribution since 2008

•    Led both the U.S. and Australia operations to exceed goals for reclamation, restoring a total of 1.4 acres for each acre disturbed

Amy B. Schwetz	175%

•    Led the negotiations for the plan of reorganization

•    Led the $1.5 billion of equity raising for the business, $1.95 billion of market-based debt and a $250 million accounts receivable securitization. Refinanced the term loan within six months. Relisted the company on the NYSE.

•    $500 million of debt reduction and $175 million shares repurchased

•    Re-established banking relationships, secured a $350 million revolver and progressed a surety bonding program in Australia

•    Secured $800 million surety capacity to replace self-bonding in the U.S.

Charles F. Meintjes	140%

•    Successfully led the Australian business through Emergence

•    Transitioned to the EVP Corporate Services and CCO from President Australia

•    Advanced the enhancement of the portfolio with the sale of Burton and Millennium prep plant and progression of other strategic options in Australia and the U.S.

13 Adjusted EBITDA is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Appendix B.

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Name	Individual Objectives Achievement	Key Accomplishments
Kemal Williamson	130%

•    Achieved strong cost and volume performance compared to target

•    Exceeded the goal ratio of reclaimed acres to disturbed acres, negotiated with the DOI and with state governments to provide support that eventually allowed the ability to exit the bankruptcy with the third-party bonding solution

•    Led the efforts to ensure NGS and the Kayenta mine operate through 2019

A. Verona Dorch	150%

•    Supported negotiations for the plan of reorganization

•    Led the litigation and legal strategy of the Chapter 11 process with Emergence in less than 12 months and 93% voting approval

•    Spearheaded advocacy efforts around coal mining, energy policies, taxation reform and other activities

•    Led negotiations and settlement of $600M+ Multi-Employer Plan litigation

•    Resolved legacy liability issues relating to Gold Fields

The Committees reviewed and approved the achievement and payouts for the NEOs as summarized in the table below:

Name	Target Opportunity as a % of Base Salary	2017 STIP Earned as a % of Target	2017 STIP Achieved ($)
Glenn L. Kellow	110%	167%	1,883,470
Amy B. Schwetz	80%	167%	770,236
Charles F. Meintjes	80%	159%	715,808
Kemal Williamson	80%	156%	640,483
A. Verona Dorch	80%	161%	602,086

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2018 Compensation

As outlined on the prior pages, 2017 was an unusual year for our business and compensation programs, which impacts the values reported in the 2017 Summary Compensation Table on page 48. To provide an understanding of the Committees’ direction for our ongoing programs, summarized below is information on our 2018 incentive programs and target compensation opportunities for the NEOs.

STIP

Our STIP was modified to better align with the strategic priorities of the company. Under the STIP for our NEOs in 2018, payouts are based on the following measures:

Metric	Weighting
Free Cash Flow per Share[14]	40%
Adjusted EBITDA[15] with a price collar to manage outsized volatility	40%
Safety	20%

Individual performance is not considered under the 2018 STIP to emphasize measurable company performance.

LTIP

Awards for 2018 consist of a mix of performance share units (“PSUs”) (60%) and RSUs (40%). The performance measures applicable to PSUs are return on invested capital (80%) and environmental reclamation (20%), with a relative total shareholder return (“RTSR”) modifier (+/- 25%).

The table below shows the 2018 target total direct compensation for each of our NEOs:

Executive	Base Salary ($)	STIP Target (%)	LTIP Target ($)	Target Total Direct Compensation ($)
Glenn L. Kellow	$1,100,000	125%	$4,900,000	$7,375,000
Amy B. Schwetz	$600,000	100%	$1,350,000	$2,550,000
Charles F. Meintjes	$575,000	85%	$1,150,000	$2,213,750
Kemal Williamson	$523,000	85%	$1,046,000	$2,013,550
A. Verona Dorch	$476,238	80%	$952,476	$1,809,704

14 Free Cash Flow per Share is a non-GAAP measure defined as net cash provided by operating activities less net cash used in investing activities, divided by weighted average diluted shares outstanding. Free Cash Flow per Share is used by management as a measure of our financial performance and our ability to generate excess cash flow from our business operations on a per share basis. Free Cash Flow per Share is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

15 Adjusted EBITDA is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Appendix B.

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The graphs below display the 2018 target total direct compensation mix for our CEO and our other NEOs, as well as the portion that is performance-based compensation.

Determination of NEO Compensation

Our executive compensation philosophy is comprised of the following core principles:

•	Pay-for-performance

•	Annual incentives tied to the successful achievement of pre-established objectives that support our business strategy

•	Long-term incentives that provide opportunities for executives to earn equity compensation if certain pre-established long-term objectives are successfully achieved

Summarized below are roles and responsibilities of the parties that participate in development of the company’s executive compensation program:

Bankruptcy Court and Creditors

During the pendency of our Chapter 11 Cases, we were required to seek Bankruptcy Court approval to provide our NEOs compensation beyond their base salaries. The Court and creditors approved the KEIP and Emergence RSU Awards.

Committees

A new Compensation Committee and, as it relates to the CEO, the Special Committee, have responsibility for overseeing our executive compensation framework. The Committees, working with external advisors and senior management, seek to align pay with performance and create incentives that reward operational excellence, safety and financial management and that ultimately are designed to create stockholder value.

While in bankruptcy, the Committees approved base salaries for our NEOs. After Emergence, the Committees retained normal responsibilities including:

•	Developing our executive compensation philosophy

•	Approving base salaries, STIP and LTIP programs and opportunities

•	Assessing performance and approving earned incentives

•	Approving long-term incentive grants including performance goals and award terms

•	Approving severance programs and executive participation

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Management

The role of the CEO is to review the performance of the other NEOs and make recommendations on base salary, STIP and LTIP opportunities for the other NEOs. The compensation group in our Human Resources Department supports the Committees’ efforts.

Independent Compensation Consultants

The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation arrangements and oversight of the work of any such person.

The Compensation Committee may select a compensation consultant, legal counsel or other advisor to the Compensation Committee only after taking into consideration all factors relevant to that person’s independence from management. Under this authority, the Compensation Committee has engaged an independent compensation consultant, F.W. Cook, after assessing its independence. F.W. Cook does not provide any other services to us and its work in support of the Compensation Committees did not raise any conflicts of interest or independence concerns. F.W. Cook provides the Committees with competitive market data, assistance on evaluation of the peer group composition, input to incentive program design, and information on trends.

While we were in Chapter 11, the Committees also retained Mercer to provide market data specific to compensation practices for companies in bankruptcy.

Shareholder Outreach / Say-on-Pay Results

The last time we conducted an advisory vote to approve the compensation of our NEOs (which we refer to as “Say-on-Pay”) was at our 2015 Annual Meeting of Stockholders. Because of our Chapter 11 filing, the results of the 2015 Say-on-Pay vote did not have a material impact on the key compensation programs that were in place for our NEOs for 2016 and in 2017, as the compensation programs put in place after our Chapter 11 filing were negotiated with the various stakeholders in the Chapter 11 Cases, including the Creditors’ Committee and the U.S. Trustee for the Eastern District of Missouri, and were approved by the Bankruptcy Court.

The input of our shareholders is important to the Committees and our company. We regularly reach out to our major shareholders to get their feedback and will continue this practice going forward.

In making compensation decisions, the Committees consider many factors including:

•	The breadth, scope, complexity and criticality of the NEO’s role;

•	Competitive market information;

•	Internal relationships or roles of similar responsibilities, experience and organizational impact;

•	Current compensation levels; and

•	Individual performance.

The Committees do not use a predetermined formula to make overall decisions but consider all the above factors.

Competitive Market Information

Talent for senior-level management positions and key roles in the organization can be acquired across a broad spectrum of companies. As such, we utilize competitive compensation information from both compensation surveys and a group of companies of similar size and/or complexity as us (the “Compensation Peer Group”):

•	As an input in developing base salary ranges, annual incentive targets and long-term equity award ranges;

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•	To evaluate share utilization by reviewing overhang levels and annual run rates;

•	To evaluate the form and mix of equity awarded to NEOs;

•	To evaluate share ownership guidelines;

•	To assess the competitiveness of total direct compensation awarded to NEOs;

•	To validate whether our executive compensation program is aligned with our performance; and

•	As an input in designing compensation plans, benefits and perquisite programs.

The survey data provides a significant sample size, includes information for management positions below senior executives, and includes other industries from which we might recruit for executive positions. The primary survey source was Willis Towers Watson Executive Database.

As stated above, while the Compensation Committee examines executive compensation data from surveys and the Compensation Peer Group, competitive compensation information is not the sole factor in its decision-making process.

Compensation Peer Group

In July 2017, the Compensation Committee requested its independent compensation consultant evaluate the appropriateness of the Compensation Peer Group for our company post-Emergence. In selecting the new Compensation Peer Group, our Compensation Committee considered companies that are:

•	Direct business competitors;

•	Labor market competitors;

•	In a similar industry (for example, coal and consumable fuels, mining and metals, energy and other companies subject to similar economic opportunities and challenges); and

•	At a similar scale (with revenue and enterprise value generally within 1/3-times to 3-times the size of our company).

The following table illustrates the changes to the peer group based on this analysis:

Peers Removed (10)		Peers Added (9)		2017 Compensation Peer Group (18)
Air Products & Chemicals, Inc.	+	Antero Resources Corporation	=	AK Steel Corporation
Allegheny Technologies, Inc.		Chesapeake Energy Corporation		Antero Resources Corporation
Alpha Natural Resources, Inc.		CVR Energy, Inc.		Arch Coal, Inc.
Eastman Chemical Company		The Mosaic Company		Barrick Gold Corporation
Ecolab, Inc.		Noble Energy, Inc.		Chesapeake Energy Corporation
Joy Global, Inc.		Packaging Corporation of America		Cleveland-Cliffs Inc.[16]
Kinross Gold Corporation		Southwestern Energy Company		CONSOL Energy Inc.
Praxair, Inc.		SunCoke Energy, Inc.		CVR Energy, Inc.
Rockwell Automation, Inc.		United States Steel Corporation		Domtar Corporation
SPX Corporation				Freeport-McMoRan Inc.
The Mosaic Company
Newmont Mining Corporation
Noble Energy, Inc.
Packaging Corporation of America
Southwestern Energy Company
SunCoke Energy, Inc.
Teck Resources Limited
United States Steel Corporation

[16]	Formerly Cliffs Natural Resources Inc.

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Compared to the new Compensation Peer Group, the Company falls between the 45th and 50th percentile in both revenue and total assets, as shown in the table below.

Company	Revenue ($ in millions) (1)	Total Assets ($ in millions) (2)
Median	5,876	8,540
Peabody Energy Corporation	5,579	8,181
Peabody Energy Corporation Percentile Rank	45%	49%

Data Source: S&P’s Capital IQ; includes adjustments that may differ from GAAP reporting made by Capital IQ to all companies

(1) Reflected as of the most recently reported four quarters at December 31, 2017.

(2) Reflected as of the most recently reported quarter at December 31, 2017.

Executive Compensation Policies and Practices

Benefits

NEOs are eligible to participate in benefit plans generally available to the broader employee group.

Excess Retirement Plan

Previously, our NEOs generally participated in our nonqualified excess defined contribution retirement plan (“Excess Retirement Plan”). The Excess Retirement Plan was designed to allow a select group of highly compensated management employees to make contributions in excess of certain limits imposed by the Internal Revenue Code that apply to our tax-qualified 401(k) plan, and to receive matching contributions on such employee contributions. The Excess Retirement Plan was suspended effective December 31, 2015 and participants, including our NEOs, were no longer able to contribute to the plan and we did not make any contributions on behalf of the NEOs for 2016 or 2017. Under the Plan confirmed by the Bankruptcy Court, the liabilities relating to our current employees under the Excess Retirement Plan were transferred to a new nonqualified supplemental employee retirement account plan. Beginning January 1, 2018, our NEOs are eligible to make contributions to the new supplemental employee retirement account.

Perquisites

We provide perquisites that the Committees believe are necessary to enable the NEOs to perform their responsibilities safely and efficiently. We believe the benefit we receive from providing these perquisites significantly outweighs the cost of providing them. The limited perquisites utilized by our NEOs in 2017 are explained in the footnotes to the All Other Compensation table on page 49.

Share Ownership Requirements

We have share ownership requirements for our NEOs, which are designed to align their long-term financial interests with those of our stockholders. The NEO share ownership requirements are as follows:

Role	Value of Common Stock to be Owned
CEO	5 times base salary
Other NEOs	3 times base salary

If at any time an NEO does not meet his or her ownership requirement, he or she must retain 100% of net shares received as the result of the exercise, vesting or payment of any equity award until the ownership requirement is met. As of the date of this filing, all NEOs comply with these ownership requirements.

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Prohibition on Hedging or Pledging of Company Stock

Our Insider Trading Policy prohibits our directors and all our employees, including our NEOs, from entering into hedging transactions involving our stock, and from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan.

Clawback Provisions

If we are required to prepare an accounting restatement due to fraudulent and/or intentional material misrepresentation, the Board may act to recoup incentive awards and equity gains on awards granted to NEOs to the extent such awards exceeded the payment that would have been made based on the restated financial results. This right to recoup expires unless such determination is made by the Board within three years following the payment of the award.

Executive Severance Plan

The Peabody Energy Corporation 2015 Amended and Restated Executive Severance Plan (the “Severance Plan”) is intended to provide transitional assistance to certain senior executives whose employment is terminated by us for reasons other than “cause” (as defined in the Severance Plan), death or “disability” (as defined in the Severance Plan), or by the senior executive for “good reason” (as defined in the Severance Plan).

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The following table highlights the key Severance Plan provisions (certain terms used in the following table are defined in the Severance Plan):

Element	Severance Plan Provisions
NEOs Covered	All NEOs
Term of Arrangement

Severance Plan may be modified, amended or terminated at any time by the Board without notice to plan participants (“Participants”) with certain exceptions

For a period of two years following a Change in Control, the Severance Plan may not be discontinued, terminated or amended in such a manner that decreases the Severance Payment payable to any Participant or that makes any provision less favorable for any Participant without the consent of the Participant

Severance Plan may not be modified, amended or terminated in a manner adverse to Participants as of the date of the modification, amendment or termination without one year’s advance written notice of such modification, amendment or termination

Either Peabody or the executive may terminate employment at any time for any reason (other than for cause) by delivery of notice 90 days in advance of the termination date

Severance Benefits

Upon termination other than for cause or upon resignation for good reason, severance is equal to a 2x multiple times (or, in the event termination occurs within two years after a Change in Control for the CEO, the severance multiplier changes to 2.5x):

•   Base salary;

•   Average annual cash incentive award paid for the three years preceding the year of termination; and

•   6% of base salary (to compensate for company contributions he or she otherwise would have earned under our 401(k) plan)

Upon termination other than for cause or upon resignation for good reason, executive is also entitled to certain medical and other benefits for up to 18 months

Restrictive Covenants (post-termination)

Confidentiality (perpetual)

Non-compete (1 year)

Non-solicitation (1 year)

Breach will result in forfeiture of any unpaid amounts or benefits; executive will repay any portion of the severance payment previously paid to him or her

Tax Gross-Ups	None

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Deductibility of Compensation Expenses

Under Section 162(m) of the Internal Revenue Code, compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) in excess of $1 million is not tax deductible. Historically, compensation that qualifies as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million limit, but this exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. The Committees have in the past generally considered the impact of Section 162(m) of the Internal Revenue Code when establishing incentive compensation plans. The Committees believe that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes. Moreover, even if the Committees intended to grant compensation that qualifies as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, we cannot guarantee that such compensation will so qualify or ultimately is or will be deductible.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Coley, Gorman, James, Laymon, Rusnack, and Sutherlin served on our Compensation Committee during 2017. None of these committee members is a current or former Peabody officer or employee. In addition, none of our executive officers served during 2017 as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board or Compensation Committee.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC and incorporated by reference in Peabody’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

MEMBERS OF THE COMPENSATION COMMITTEE:

JOE W. LAYMON, CHAIR

STEPHEN E. GORMAN

MICHAEL W. SUTHERLIN

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RISK ASSESSMENT IN COMPENSATION PROGRAMS

The Compensation Committee periodically reviews our compensation programs for features that might encourage inappropriate risk-taking. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment without encouraging undue risk.

In January 2018, we conducted, and the Compensation Committee reviewed, a comprehensive global risk assessment. The risk assessment included a global inventory of incentive plans and programs and considered factors such as the plan metrics, number of participants, maximum payments and risk mitigation factors. Based on the review, we believe our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company.

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EXECUTIVE COMPENSATION TABLES

2017 Summary Compensation Table

The following table summarizes the compensation of our Named Executive Officers for their performance during the years ended December 31, 2017, 2016 and 2015, as applicable.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Glenn L. Kellow	2017	1,018,809		—	15,000,007	—	4,528,092		—	30,117	20,577,025
President and	2016	997,896		—	1,085,000	—	1,435,370		—	17,610	3,535,876
Chief Executive Officer	2015	874,167	(5)	—	2,573,358	749,747	519,730	(6)	—	94,220	4,811,222
Amy B. Schwetz	2017	556,250		—	5,200,005	—	1,895,236		—	38,787	7,690,278
Executive Vice	2016	479,583		—	227,331	—	518,080		—	34,887	1,259,881
President	2015	341,837	(7)	—	180,071	—	174,108	(6)	—	200,613	896,629
and Chief Financial Officer
Charles F. Meintjes	2017	561,750		—	4,999,995	—	1,757,371		—	55,049	7,374,165
Executive Vice President	2016	554,583		—	284,169	—	575,587		—	72,869	1,487,208
Corporate Services and	2015	550,000		—	1,218,471	—	243,638	(6)	—	188,912	2,201,021
Chief Commercial Officer
Kemal Williamson	2017	510,681		—	4,999,995	—	1,587,358		886	16,269	7,115,189
President - Americas	2016	504,167		—	258,331	—	523,261		980	50,938	1,337,677
	2015	500,000		—	857,800	249,916	205,489	(6)	—	51,960	1,865,165
A. Verona Dorch	2017	465,175		—	3,499,994	—	1,464,586		—	103,741	5,533,496
Executive Vice	2016	456,667		—	227,331	—	476,634		—	136,063	1,296,695
President, Chief Legal Officer, Government Affairs and Corporate Secretary

(1)	Amounts in the Stock Awards column reported for 2017 represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”).
(2)	Amounts in this column reported for 2017 represent awards earned under the KEIP and the 2017 STIP based on actual performance. The material terms of the KEIP can be found on page 29 and the 2017 STIP awards are described on starting on page 28. Of the amounts reported in this column for 2017, the following amounts are attributable to KEIP payouts: Mr. Kellow - $2,644,622; Ms. Schwetz - $1,125,000; Mr. Meintjes - $1,041,563; Mr. Williamson - $946,875; and Ms. Dorch - $862,500. Of the amounts reported in this column for 2017, the following amounts are attributable to STIP payouts: Mr. Kellow - $1,883,470; Ms. Schwetz - $770,236; Mr. Meintjes - $715,808; Mr. Williamson - $640,483; and Ms. Dorch - $602,086.
(3)	Amounts in this column reported for 2017 reflect only changes in the actuarial present value of Mr. Williamson’s accumulated benefit under the Peabody Investments Corp. (or “PIC”) Retirement Plan. See page 51 for more discussion about this plan.
(4)	Amounts included in this column are described in the All Other Compensation table below.
(5)	Mr. Kellow served as our President and Chief Operating Officer prior to being named President and Chief Executive Officer effective May 1, 2015. The 2015 salary amount for Mr. Kellow represents a blend of (1) amounts paid prior to his promotion to President and CEO for the applicable time period, and (2) amounts paid following his promotion. During the period beginning on May 1, 2015 and ending on December 31, 2015, Mr. Kellow requested a voluntary 10% reduction to his annual base salary in response to market conditions and to align with our cash conservation initiatives.
(6)	Award payouts earned based on actual performance under the 2015 annual cash incentive plan were reduced by 50%.
(7)	The 2015 salary amount for Ms. Schwetz represents a blend of (1) amounts paid prior to her promotion to Executive Vice President and Chief Financial Officer for the applicable time period, and (2) amounts paid following her promotion.

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All Other Compensation

The following table sets forth detailed information regarding the 2017 amounts reported in the All Other Compensation column of the 2017 Summary Compensation Table above.

Name	Group Term Life Insurance ($)	Registrant Contributions for Defined Contribution Plans ($) (1)	Tax Gross- Ups ($) (2)	Perquisites ($) (3)	Total ($)
Glenn L. Kellow	2,622	24,300	3,195	—	30,117
Amy B. Schwetz	942	21,800	16,045	—	38,787
Charles F. Meintjes	4,092	24,300	26,657	—	55,049
Kemal Williamson	3,696	12,414	159	—	16,269
A. Verona Dorch	1,789	24,300	33,646	44,006	103,741

(1)	Represents employer contributions to the company’s qualified 401(k) plan. There were no employer contributions to the company’s Excess Retirement Plan.
(2)	For Mr. Kellow and Mr. Williamson, represents tax-gross ups related to the use of the Company aircraft by their spouses to accompany them and jointly attend business events. For Ms. Schwetz, represents tax gross-ups consisting of $15,388 related to her expatriate assignment in Australia and $657 for tax return preparation. For Mr. Meintjes, represents tax gross-up related to his expatriate assignment in Australia. For Ms. Dorch, represents tax gross-up related to her relocation expenses.
(3)	Mr. Kellow’s and Mr. Williamson’s use of the Corporate aircraft when their spouses accompanied them on business is considered a perquisite for the purposes of this disclosure, but there was no associated incremental cost. For Ms. Dorch, represents expenses incurred related to her relocation.

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2017 Grants of Plan-Based Awards

The following table summarizes grants to the NEOs of plan-based awards during the year ended December 31, 2017. The table includes Emergence RSU Awards as approved by the creditors and Bankruptcy Court, and 2017 STIP opportunities as approved by the Committees.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units (#) (2)
Glenn L. Kellow	—	70,303	1,124,846	2,249,692	—	—
	4/3/2017	—	—	—	680,890	15,000,007
Amy B. Schwetz	—	28,750	460,000	920,000	—	—
	4/3/2017	—	—	—	236,042	5,200,005
Charles F. Meintjes	—	28,192	451,066	902,132	—	—
	4/3/2017	—	—	—	226,963	4,999,995
Kemal Williamson	—	25,629	410,060	820,120	—	—
	4/3/2017	—	—	—	226,963	4,999,995
A. Verona Dorch	—	23,345	373,520	747,040	—	—
	4/3/2017	—	—	—	158,874	3,499,994

(1)	Represents the potential payouts under the 2017 STIP. The target award represents the award payable upon achievement of the performance measures (Adjusted EBITDAR,[17] TRIFR, SAWOL MS and individual objectives) described above in CD&A under the subheading “Short-term Incentive Plan“ at 100% of the specified performance measures. The maximum award represents 200% of the target award value and the threshold award represents 6.25% of the target award value, if only the lowest weighted metric met the threshold. Actual payouts under the 2017 STIP are included in the 2017 Summary Compensation Table.
(2)	Represents the number of shares of our Common Stock underlying Emergence RSU Awards granted in 2017. The Emergence RSU Awards generally vest ratably on each of the first three anniversaries of the grant date. The material terms of these awards are described on page 32.
(3)	Represents the grant date fair value of stock awards determined in accordance with FASB ASC Topic 718.

[17]	Adjusted EBITDAR is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Appendix B.

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Outstanding Equity Awards at 2017 Fiscal Year-End

The table below sets forth details about the outstanding equity awards for each of the NEOs as of December 31, 2017. We generally note that the amount ultimately realized from outstanding equity awards typically varies based on many factors, including stock price fluctuations and stock sales. As noted above, under the Plan, all our outstanding equity securities as of Emergence were canceled, including our Common Stock and any outstanding equity awards in respect of such equity securities.

	Stock Awards (1)
Name	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Glenn L. Kellow	680,890	26,806,639
Amy B. Schwetz	236,042	9,292,974
Charles F. Meintjes	226,963	8,935,533
Kemal Williamson	226,963	8,935,533
A. Verona Dorch	158,874	6,254,869

(1)	This table reflects that only the Emergence RSU Awards were outstanding as of the end of the 2017 fiscal year.
(2)	These Emergence RSU Awards were granted effective as of April 3, 2017 and generally vest ratably on the first three anniversaries of the grant date.
(3)	Market value was calculated based on the closing market price per share of our Common Stock on the last trading day of 2017 ($39.37 per share).

2017 Option Exercises and Stock Vested

There were no stock option exercises or stock vesting events in 2017. As described above, under the Plan, all our equity securities were canceled as of Emergence, including our Common Stock and any outstanding equity awards in respect of such equity securities.

2017 Pension Benefits

Our Retirement Plan for Salaried Employees, or pension plan, is a qualified “defined benefit” pension plan. The pension plan provides a monthly annuity to eligible salaried employees when they retire. An employee must have at least five years of service to be vested in his or her benefit under the pension plan. A full benefit is available to a retiree at age 62. A retiree can begin receiving a benefit as early as age 55; however, a 4% reduction factor applies for each year a retiree receives a benefit prior to age 62.

The pension plan was phased out beginning January 1, 2001. Certain transition benefits were introduced based on the age and service of affected employees at December 31, 2000. Each of the participants in the pension plan has had his or her pension benefits frozen and those who had less than five years of service as of December 31, 2000 became fully vested in their accrued benefit. In all cases, final average earnings for retirement purposes are capped at December 31, 2000 levels.

A participant’s retirement benefit under the pension plan is equal to the sum of (1) 1.112% of the highest average monthly earnings over 60 consecutive months up to the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years, and (2) 1.5% of the average monthly earnings over 60

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consecutive months over the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years. Under the pension plan, “earnings” include compensation earned as base salary and up to five annual incentive awards.

Listed below is the actuarial present value of the current accumulated pension benefit under the pension plan as of December 31, 2017 for the NEOs. Due to the phase-out of the pension plan in 2001, Mr. Williamson is the only NEO who is eligible to receive a benefit under the pension plan. The estimated present value was determined assuming Mr. Williamson retired at age 62, the normal retirement age under the plan, using a discount rate of 3.70 % and the RP 2014 Blue Collar Sex-Distinct Annuitant Mortality projected back to 2007 with MP 2014, and projected forward using generational Scale MP-2017. The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to an NEO. Such amounts will be known only at the time the NEO becomes eligible for payment.

Name		Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year
Glenn L. Kellow	(2)	Peabody Investments Corp. Retirement Plan	—	Not a plan participant	—
Amy B. Schwetz	(2)	Peabody Investments Corp. Retirement Plan	—	Not a plan participant	—
Charles F. Meintjes	(2)	Peabody Investments Corp. Retirement Plan	—	Not a plan participant	—
Kemal Williamson	(3)	Peabody Investments Corp. Retirement Plan	0.4	$10,537	—
A. Verona Dorch	(2)	Peabody Investments Corp. Retirement Plan	—	Not a plan participant	—

(1)	Due to the phase-out of our pension plan as described above, years of credited service are less than years of actual service. The actual years of service number for Mr. Williamson is 17.4.
(2)	Mr. Kellow, Mr. Meintjes, Ms. Schwetz and Ms. Dorch are not eligible to receive benefits under our pension plan because their employment with us began after the pension plan was phased out.
(3)	Under the terms of the phase-out, pension benefits for Mr. Williamson were frozen as of December 31, 2000, and years of credited service, for the purposes of the pension plan, ceased to accrue.

2017 Nonqualified Deferred Compensation

Historically, our executives also participated in the Excess Retirement Plan, which is designed to allow highly compensated management employees to make contributions in excess of certain limits imposed by the Internal Revenue Code that apply to our tax-qualified 401(k) plan. The Excess Retirement Plan is designed to restore the benefits, including matching contributions, not permitted due to certain limits imposed by the Internal Revenue Code on the 401(k) plan. Investment options under the Excess Retirement Plan were identical to those under the 401(k) plan. The Excess Retirement Plan was suspended effective December 31, 2015 and participants were no longer able to contribute to the plan and the company did not make any contributions on behalf of participants.

Under the Plan, the liabilities relating to our current employees under the Excess Retirement Plan were spun off and transferred to a new nonqualified supplemental employee retirement account plan. Beginning January 1, 2018, our executives are eligible to make contributions to the new supplemental employee retirement account plan. The liabilities of former employees remained under the Excess Retirement Plan, which was frozen and was not assumed by us.

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The following table sets forth detail about activity for the NEOs in our Excess Retirement Plan:

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (2)

Glenn L. Kellow	Excess Retirement Plan	—	—	31,712	—	211,823

Amy B. Schwetz	Excess Retirement Plan	—	—	2,243	—	13,015

Charles F. Meintjes	Excess Retirement Plan	—	—	6,721	—	345,799

Kemal Williamson	Excess Retirement Plan	—	—	226,359	—	1,243,059

A. Verona Dorch	Excess Retirement Plan	—	—	—	—	—

(1)  No portion of the amounts reported in this column were reported as compensation in the last completed fiscal year in the 2017 Summary Compensation Table.

(2)  Of the totals in this column, the following amounts represent registrant or executive contributions to the Excess Retirement Plan that were reported in the Summary Compensation Table for the years 2007-2016:

Name	Prior Contributions ($)

Glenn L. Kellow	168,680

Amy B. Schwetz	9,220

Charles F. Meintjes	182,341

Kemal Williamson	160,120

A. Verona Dorch	—

Potential Payments upon Termination or Change in Control

The Severance Plan was adopted to provide transitional assistance to certain senior executives whose employment is terminated by us (for reasons other than cause, death or disability) or by the senior executive for good reason. See page 42 for an overview of the Executive Severance Plan.

The table set forth on the next page reflects the amount of compensation that would have been payable to the NEOs in the event of termination of employment, including certain benefits upon an involuntary termination related to a Change in Control, under the terms of the Severance Plan and Emergence RSU Award agreements, as applicable. Certain terms used in the chart are defined in the Severance Plan or applicable award agreement. The amounts shown assume a termination effective as of December 29, 2017. The actual amounts that would be payable can be determined only at the time of the NEO’s termination. The amount of compensation payable to each NEO upon retirement is not included in the table, as none of the NEOs were eligible for retirement (age 60, with 10 years of service) as of December 29, 2017.

Under the award agreement applicable to the Emergence RSU Awards, such awards generally vest in full on a termination of service without “cause,” for “good reason,” or due to death or “disability.” In the event of a “change in control,” if the Emergence RSU Awards are continued, assumed or replaced by the acquiring or surviving entity, unless otherwise determined by the Compensation Committee, the Compensation Committee will either (1) make such adjustment to the Emergence RSU Awards then outstanding as the Compensation Committee deems appropriate to reflect such change in control or (2) cause any such outstanding Emergence RSU Awards to be replaced and/or substituted by new rights by the acquiring or surviving entity after such change in control. If the Emergence RSU Awards are not to be continued, assumed or replaced in the change in control, the Compensation Committee may convert the outstanding Emergence RSU Awards into a cash-settled

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award based on the value of the consideration Peabody’s stockholders receive in the change in control, as determined by the Compensation Committee in compliance with Section 409A of the Internal Revenue Code.

Name and Event of Termination	Cash Severance ($)	Continued Benefits and Perquisites ($)	Other Cash Payment ($)	Accelerated and/or Continued Vesting/ Earnout of Unvested Equity Compensation ($) (1)	Excise Tax Gross-up or Cut-back ($)	Total ($)

Glenn L. Kellow

“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—

Death or Disability (2)	—	—	1,883,470	26,806,639	—	28,690,109

Involuntary Termination “Without Cause” or “For Good Reason” (3)	4,108,195	22,846	1,883,470	26,806,639	—	32,821,150

Involuntary Termination Related to a Change in Control (5)	5,135,243	22,846	1,883,470	26,806,639	—	33,848,198

Amy B. Schwetz

“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—

Death or Disability (2)	—	—	770,236	9,292,974	—	10,063,210

Involuntary Termination “Without Cause” or “For Good Reason” (3)	1,796,259	22,846	770,236	9,292,974	—	11,882,315

Involuntary Termination Related to a Change in Control (4)	1,796,259	22,846	770,236	9,292,974	—	11,882,315

Charles F. Meintjes

“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—

Death or Disability (2)	—	—	715,808	8,935,533	—	9,651,341

Involuntary Termination “Without Cause” or “For Good Reason” (3)	2,099,721	22,846	715,808	8,935,533	—	11,773,908

Involuntary Termination Related to a Change in Control (4)	2,099,721	22,846	715,808	8,935,533	—	11,773,908

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Name and Event of Termination	Cash Severance ($)	Continued Benefits and Perquisites ($)	Other Cash Payment ($)	Accelerated and/or Continued Vesting/ Earnout of Unvested Equity Compensation ($) (1)	Excise Tax Gross-up or Cut-back ($)	Total ($)

Kemal Williamson

“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—

Death or Disability (2)	—	—	640,483	8,935,533	—	9,576,016

Involuntary Termination “Without Cause” or “For Good Reason” (3)	1,880,947	22,846	640,483	8,935,533	—	11,479,809

Involuntary Termination Related to a Change in Control (4)	1,880,947	22,846	640,483	8,935,533	—	11,479,809

A. Verona Dorch

“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—

Death or Disability (2)	—	—	602,086	6,254,869	—	6,856,955

Involuntary Termination “Without Cause” or “For Good Reason” (3)	1,943,096	21,046	602,086	6,254,869	—	8,821,097

Involuntary Termination Related to a Change in Control (4)	1,943,096	21,046	602,086	6,254,869	—	8,821,097

(1)	Reflects the value the NEO could realize as a result of the accelerated vesting of unvested RSUs. Value attributed to Emergence RSU Awards is based on the December 29, 2017 closing stock price of $39.37.
(2)	For all NEOs, compensation payable upon death or disability would include (1) accrued but unused vacation; (2) earned but unpaid STIP for the year of termination; and (3) the value the NEO could realize as a result of the accelerated vesting of any unvested RSUs. Amounts do not include life insurance payments in the case of death.
(3)	For all NEOs, compensation payable would include: (1) severance payments of two times base salary; (2) a payment equal to two times the average of the actual annual incentives paid in the three prior years; (3) a payment equal to two times 6% of base salary to compensate the NEO for company contributions the NEO otherwise might have received under our 401(k) plan; (4) any earned but unpaid annual incentive for the year of termination; (5) continuation of benefits for 18 months; and (6) the value that could be realized based on vesting of outstanding RSU awards.
(4)	The amounts the NEOs would receive in the event of an involuntary termination in connection with a Change in Control, as defined in the Severance Plan or applicable award agreement, are similar to those described in footnote 3 above.
(5)	For the CEO, compensation payable would include: (1) severance payments of two and one half times base salary; (2) a payment equal to two and one half times the average of the actual annual incentives paid in the three prior years; (3) a payment equal to two and one half times 6% of base salary to compensate the CEO for company contributions the CEO otherwise might have received under our 401(k) plan; (4) any earned but unpaid annual incentive for the year of termination; (5) continuation of benefits for 18 months; and (6) the value that could be realized based on vesting of outstanding RSU awards.

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PAY RATIO DISCLOSURE

The pay ratio information is provided pursuant to the SEC’s guidance under Item 402(u) of Regulation S-K. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. The pay ratio was not used to make management decisions and the Board does not use this pay ratio to determine executive compensation adjustments.

Methodology to Determine Median Employee

To determine the median employee, we evaluated our 4,520 U.S. and 2,645 non-U.S. employees (other than our CEO) as of October 1, 2017 (the “Determination Date”). From this total number, we excluded 17 non-U.S. employees (consisting of nine employees in the United Kingdom, seven employees in China and one employee in India, or collectively 0.24% of our total workforce), in accordance with a de minimis exception. The remaining 7,148 employees consist of all of our full-time, part-time and temporary employees (other than our CEO) in the United States and Australia as of the Determination Date. The median employee was selected using a total cash compensation approach, consisting of base salary, overtime and target short-term incentive levels for the period beginning on January 1, 2017 and ending on December 31, 2017, and salaries were annualized for employees who were not employed for all of 2017 as permitted by the applicable rules.

Median Employee to CEO Pay Ratio

After identifying the median employee, we calculated annual total compensation for that employee using the same methodology as for our NEOs as described in the 2017 Summary Compensation Table within this proxy statement. The following table shows the compensation details for our CEO (the same amount as reported for Mr. Kellow for 2017 under the 2017 Summary Compensation Table above) and our median employee:

Individual	Annual Total Compensation

Glenn L. Kellow President and Chief Executive Officer	$20,577,025

Median Employee	$ 118,812

Pay Ratio	173 to 1

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PROPOSAL 2 – ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) require that we permit our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the CD&A, the Summary Compensation Table and accompanying executive compensation tables, and the related narrative disclosure accompanying such information. At our 2011 annual meeting, our stockholders approved, on an advisory basis, that an advisory vote on named executive officer compensation should be held annually. Based on such result, our Board determined that the advisory vote on named executive officer compensation will be held every year until the next advisory vote on the frequency of future advisory votes on named executive officer compensation, which is set to occur at the 2018 Annual Meeting (see Proposal 3, below). We expect the next advisory vote to approve named executive officer compensation will be held at the 2019 Annual Meeting.

We believe that our compensation programs and policies reflect an overall pay-for-performance culture that is strongly aligned with the interests of our stockholders. We are committed to utilizing a mix of incentive compensation programs that will reward success in achieving the company’s financial objectives and growing value for stockholders, and continuing to refine these incentives to maximize company performance. The Compensation Committee of the Board has overseen the development of a compensation program designed to achieve pay-for-performance and alignment with stockholder interests, as described more fully in the CD&A section above. The compensation program was designed in a manner that we believe is reasonable, competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our executives.

The company and the Board continually evaluate our compensation policies and practices to ensure they are meeting our objectives and are consistent with corporate governance best practices. As part of that process, the Compensation Committee and the Board consider the results of our stockholder advisory vote on executive compensation. The Compensation Committee will continue to routinely evaluate and, as appropriate, take into account the views of our stockholders to enhance our compensation program.

For the reasons discussed in the CD&A section above, the Board recommends that stockholders vote, on an advisory basis, in favor of the following “Say-on-Pay” resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, narrative discussion and any related material disclosed in this proxy statement, is hereby approved.”

Because your vote is advisory, it will not be binding upon the company, the Board or the Compensation Committee. However, we value the views of our stockholders and the Compensation Committee expects to continue to take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

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PROPOSAL 3 – ADVISORY APPROVAL OF THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the frequency of future stockholder advisory votes to approve the compensation of our named executive officers. This proposal gives you the opportunity to advise the Board on whether such advisory votes should occur every year, every two years or every three years. Our say-on-pay votes currently take place on an annual basis.

The Board believes that submitting the advisory vote on the compensation of our named executive officers on an annual basis is appropriate for the company and our stockholders. We view the advisory vote on the compensation of our named executive officers as an additional opportunity for our stockholders to communicate with us regarding their views. Additionally, an annual advisory vote is consistent with our objective of engaging in regular dialogue with our stockholders on corporate governance and executive compensation matters. Accordingly, the Board recommends that stockholders approve holding the advisory vote to approve the compensation of our named executive officers “EVERY YEAR.”

The enclosed proxy card gives you four choices for voting on this item. You can choose whether the Say-on-Pay vote should be conducted EVERY YEAR, EVERY TWO YEARS or EVERY THREE YEARS. You may also abstain from voting on this item, which abstention will not be counted as a vote for any option. Please note that you are not voting to approve or disapprove the Board’s recommendation on this proposal.

Although the advisory vote is non-binding, the Board expects to consider the outcome of the vote when making future decisions about the frequency of holding an advisory vote to approve named executive officer compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR CONDUCTING FUTURE ADVISORY VOTES TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION “EVERY YEAR.”

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AUDIT COMMITTEE REPORT

The Company’s management is responsible for preparing financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) and the financial reporting process, including the Company’s disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for (i) auditing the Company’s financial statements and expressing an opinion as to their conformity to GAAP and (ii) auditing the effectiveness of the Company’s internal control over financial reporting and expressing an opinion as to its effectiveness. The Audit Committee of the Board, composed solely of independent directors, meets periodically with management, including the Vice President, Internal Audit (the employee with primary responsibility for the Company’s internal audit functions) and others in the Company, and the Company’s independent registered public accounting firm to review and oversee matters relating to the Company’s financial statements, audit services (internal audit) activities, disclosure controls and procedures, and internal control over financial reporting and non-audit services provided by the independent accountants.

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2017. The Audit Committee has also discussed with EY the matters required to be discussed by Auditing Standard No. 16 (codified as Auditing Standard No. 1301), “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, discussed with EY its independence from the Company and the Company’s management, and considered whether EY’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

The Audit Committee conducted its own self-evaluation and evaluation of the services provided by EY during the fiscal year ended December 31, 2017. Based on its evaluation of EY, the Audit Committee reappointed EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

AUDIT COMMITTEE MEMBERS:

TERESA S. MADDEN, CHAIR

NICHOLAS J. CHIREKOS

KENNETH W. MOORE

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AUDIT FEES

Fees Paid to Independent Registered Public Accounting Firm

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016. The following fees were paid to Ernst & Young LLP for services rendered during our last two fiscal years:

•	Audit Fees: $7,526,866 (for the fiscal year ended December 31, 2017) and $5,250,376 (for the fiscal year ended December 31, 2016) for fees associated with the annual audit of our consolidated financial statements, including the audit of internal control over financial reporting, the reviews of our Quarterly Reports on Form 10-Q, services provided in connection with statutory and regulatory filings or transactional requirements, assistance with and review of documents filed with the SEC and accounting and financial reporting consultations including the application of fresh start accounting, which accounted for approximately $3 million of the fees during the year ended December 31, 2017.

•	Audit-Related Fees: $66,426 (for the fiscal year ended December 31, 2017) and $45,166 (for the fiscal year ended December 31, 2016) for assurance-related services for internal control reviews, and other attest services not required by statute.

•	Tax Fees: $209,929 (for the fiscal year ended December 31, 2017) and $243,622 (for the fiscal year ended December 31, 2016) for tax compliance, tax advice and tax planning services.

•	All Other Fees: $1,995 (for the fiscal year ended December 31, 2017) and $1,995 (for the fiscal year ended December 31, 2016) for fees related to an online research tool.

Under the Board’s established procedures, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to ensure that the provisions of such services do not impair such firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories, including audit services, audit-related services, tax services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee regularly reviews the amount of all billings submitted by the independent registered public accounting firm to ensure their services do not exceed pre-defined limits. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm.

Under our policy and/or applicable rules and regulations, our independent registered public accounting firm is prohibited from providing the following types of services to us: (1) bookkeeping or other services related to our accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, (9) legal services, (10) expert services unrelated to audit, (11) any services entailing a contingent fee or commission (not including fees awarded by a bankruptcy court)

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and (12) tax services to any of our officers whose role is in a financial reporting oversight capacity (regardless of whether we or the officer pays the fee for the services).

During the fiscal years ended December 31, 2017 and 2016, all the services described under the headings “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee in accordance with the procedures described above.

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PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board’s Audit Committee has appointed Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2018. As a matter of good corporate governance, the Audit Committee submits its selection of EY to our stockholders for ratification, and will consider the vote of our stockholders when appointing our independent registered public accounting firm in the future. A representative of EY is expected to attend the 2018 Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if desired. For additional information regarding the Company’s relationship with EY, please refer to the “Audit Committee Report” and “Audit Fees” sections above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

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STOCK OWNERSHIP

Section 16(a) Beneficial Ownership Reporting Compliance

Our officers and directors and persons beneficially holding more than 10% of our Common Stock are required under the Exchange Act to file reports of ownership and changes in ownership of our Common Stock with the SEC and the NYSE. We file these reports of ownership and changes in ownership on behalf of our officers and directors.

To the best of our knowledge, based solely on our review of the copies of such reports furnished to us during the fiscal year ended December 31, 2017, filings with the SEC and written representations from certain reporting persons that no additional reports were required, all required reports were timely filed for such fiscal year, except that Elliott Associates, L.P. and Elliott International, L.P., which file Section 16 reports with respect to their ownership of our securities, each filed Form 4s reporting transactions that occurred on April 12, 2017 (three total transactions) and May 16, 2017 (two total transactions) on April 17, 2017 and May 22, 2017, respectively.

Security Ownership of Directors and Management and Certain Beneficial Owners

The following table sets forth information as of March 15, 2018, with respect to persons or entities who are known by the company to beneficially own more than 5% of our outstanding Common Stock, each current director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.

Beneficial Owners of More Than 5 Percent, Directors and Management

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)(4)	Percent of Class (5)
Elliott Associates, L.P., Elliott International, L.P., and Elliott International Capital Advisors Inc. c/o Elliott Management Corporation 40 West 57th Street, New York, NY 10019	35,339,802(6)	27.68%
Contrarian Capital Management, L.L.C. 411 West Putnam Avenue, Suite 425, Greenwich, CT 06830	10,247,274(7)	8.03%
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	7,677,178(8)	6.01%
Nicholas J. Chirekos	—	*
A. Verona Dorch	52,958	*
Stephen E. Gorman	—	*
Glenn L. Kellow	235,483	*
Joe W. Laymon	—	*
Teresa S. Madden	—	*
Bob Malone	—	*
Charles F. Meintjes	75,654	*
Kenneth W. Moore	—	*
Amy B. Schwetz	78,681	*
Michael W. Sutherlin	—	*
Shaun A. Usmar	—	*
Kemal Williamson	75,654	*
All directors and executive officers as a group (15 people)	540,990	*

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(1)	The address for all officers and directors listed is c/o Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.
(2)	Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. Unless otherwise indicated, persons and entities named in the table have sole voting and dispositive power with respect to all shares beneficially owned.

(3)	Excludes restricted stock units that remain unvested except that it includes restricted stock units that will vest and become available within 60 days of March 15, 2018.

(4)	Excludes deferred stock units held by our non-employee directors as of March 15 2018.

(5)	Applicable percentage ownership is based on 127,665,066 shares of Common Stock outstanding on March 15, 2018. An asterisk (*) indicates that the applicable person beneficially owns less than 1 percent of the outstanding shares. Share ownership requirements for our directors are described on page 25 under the heading “Non-Employee Director Share Ownership Requirements” and requirements for our executives are described on page 41 under the heading “Share Ownership Requirements”.

(6)	This information is based solely on a Schedule 13D/A filed jointly by Elliott Associates, L.P. (“Elliott”), Elliott International, L.P. (“Elliott International”) and Elliott International Capital Advisors Inc. (“EICA”) with the SEC on February 2, 2018. According to such Schedule 13D/A, Elliott beneficially owns 11,308,687 shares and has sole voting power and sole dispositive power with respect to such shares and Elliott International and EICA each beneficially owns 24,031,115 shares and each has shared voting power and shared dispositive power with respect to such shares.

(7)	This information is based solely on a Schedule 13G filed by Contrarian Capital Management, L.L.C. (“Contrarian”) with the SEC on February 21, 2018. According to such Schedule 13G, Contrarian beneficially owns 10,247,274 shares and has shared voting power and shared dispositive power with respect to such shares.

(8)	This information is based solely on a Schedule 13G filed by The Vanguard Group. (“Vanguard”) with the SEC on February 9, 2018. According to such Schedule 13G, Vanguard beneficially owns 7,667,178 shares, has sole voting power with respect to 84,937 of the shares and shared voting power with respect to 16,900 of the shares, and has sole dispositive power with respect to 7,582,702 of the shares and shared dispositive power with respect to 94,476 of such shares.

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REVIEW OF RELATED PERSON TRANSACTIONS

Policy for Approval of Related Person Transactions

Under a written policy adopted by the Board, the Nominating and Corporate Governance Committee is responsible for reviewing and approving all transactions between the company and certain “related persons,” such as our executive officers, directors and owners of more than 5% of our voting securities. In reviewing a transaction, the Nominating and Corporate Governance Committee considers the relevant facts and circumstances, including the benefits to us, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) our best interests and the best interests of our stockholders are permitted to be approved. No committee member may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on our website (www.peabodyenergy.com) by clicking on “Investor Info,” then “Governance Documents,” and then “Related Party Transaction Policy” and is available in print to any stockholder who requests it. During 2017, the following related persons transactions occurred as required by the Plan.

Registration Rights Agreement

On the Effective Date, we entered into a Registration Rights Agreement with certain of our pre-Emergence creditors that received our securities on the Effective Date (the “Holders”), as provided in the Plan. The Registration Rights Agreement provides resale registration rights for the Holders’ Registrable Securities (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, we were required to file a shelf registration statement with respect to the Registrable Securities; we fulfilled this requirement. We are required to maintain the effectiveness of such registration statement until the Registrable Securities covered by the registration statement have been disposed of or are no longer Registrable Securities. Holders also have customary underwritten offering, demand registration and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their underwritten offering registration rights, certain Holders have certain rights to demand that we effectuate the distribution of any or all their Registrable Securities by means of an underwritten offering pursuant to a shelf takedown.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and our right to delay or withdraw a registration statement under certain circumstances. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

No separate review of this transaction was performed by the Nominating and Corporate Governance Committee as it was a requirement of the Plan.

2017 Share Repurchase

On August 1, 2017, we announced that our Board had authorized a $500 million share repurchase program. Repurchases under the share repurchase program may be made from time to time at our discretion. No expiration date has been set for the share repurchase program, and the program may be suspended or discontinued at any time.

In August 2017, pursuant to their rights under the Registration Rights Agreement, certain of our then-existing stockholders affiliated with Discovery Capital Management, LLC (collectively, the “selling stockholders”) offered

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12,800,000 shares of our Common Stock in an underwritten secondary offering. Pursuant to the share repurchase program and in connection with the underwritten secondary offering, we repurchased from the underwriter shares of our Common Stock having an aggregate value of approximately $40 million at a price per share equal to the price per share paid by the underwriter to the selling stockholders.

Collectively, the selling stockholders beneficially owned over 5% of our Common Stock prior to the offering, however the underwriter from whom we purchased the shares was not a related person. This transaction was approved by the Nominating and Corporate Governance Committee.

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ADDITIONAL INFORMATION

Communications with the Board

The Board has adopted the following procedures for stockholders and other interested persons to send communications to the Board and/or individual directors (collectively, “Stockholder Communications”).

Stockholders and other interested persons seeking to communicate with the Board and/or individual directors should submit their written communications to the Chairman, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chairman will forward such Stockholder Communications to each Board member (excluding routine advertisements and business solicitations, as instructed by the Board), and provide a report on the disposition of matters stated in such Stockholder Communications at the next regular meeting of the Board. If a Stockholder Communication (excluding routine advertisements and business solicitations) is addressed to a specific individual director, the Chairman will forward that Stockholder Communication to the named director, and will discuss with that director whether the full Board and/or one of its committees should address the subject matter.

If a Stockholder Communication raises concerns about management’s or the company’s ethical conduct, it should be sent directly to our Chief Legal Officer at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chief Legal Officer will review the Stockholder Communication and, if appropriate, forward a copy of it to the Chair of the Audit Committee and, if appropriate, the Chairman of the Board, and see that the subject matter is addressed by the appropriate Board committee, management and/or the full Board.

If a stockholder or other interested person seeks to communicate exclusively with our non-management directors, individually or as a group, such Stockholder Communication should be sent directly to the Corporate Secretary, who will forward it directly to the Chairman of the Board. The Corporate Secretary will first consult with and receive the approval of the Chairman of the Board before disclosing or otherwise discussing the Stockholder Communication with members of management or directors who are members of management.

At the direction of the Board, we reserve the right to screen all materials sent to our directors for potential security risks, harassment and/or other inappropriate content.

At our 2018 Annual Meeting, stockholders will have an opportunity to pose questions to the directors.

Process for Stockholder Proposals and Director Nominations

Stockholder Proposals Included in Our Proxy Materials:

If you wish to submit a proposal for inclusion in next year’s proxy statement, we must receive the proposal on or before November 28, 2018, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, we will determine whether to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted, in writing, to the Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.

Director Nominations (including Proxy Access) and Other Matters to be Brought Before the 2019 Annual Meeting of Stockholders:

Under our bylaws, the following process applies if you wish to nominate a director or bring other business before the stockholders at the 2019 Annual Meeting without having your proposal included in next year’s proxy statement.

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–	You must notify the Corporate Secretary in writing at our principal executive offices between January 10, 2019 and February 9, 2019; however, if we advance the date of the meeting by more than 20 days or delay the date by more than 70 days, from May 10, 2019, then such notice must be received no earlier than 120 days before the date of the annual meeting and not later than the close of business on the later of the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

–	Your notice must contain the specific information required by our bylaws regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters. Our new proxy access bylaw, discussed below, has additional requirements for nominees submitted through that proxy access process. We modified our bylaws in 2015 to implement “proxy access,” a means for stockholders to include stockholder-nominated director candidates in our proxy materials for annual meetings of stockholders. The proxy access process under the bylaws was first available to stockholders for our 2018 Annual Meeting. These provisions permit a stockholder, or group of not more than 20 stockholders, meeting specified eligibility requirements to include director nominees in our proxy materials for annual meetings. In order to be eligible to use the proxy access provisions, eligible stockholders, among other requirements, must have owned 3% or more of our outstanding Common Stock continuously for at least three years. The maximum number of stockholder-nominated candidates under the proxy access provisions of our bylaws is equal to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors on our Board as of the last day on which a proxy access notice may be delivered. The submission process described above applies to nominees submitted through this proxy access process.

You can obtain a copy of our bylaws, without charge, by writing to the Corporate Secretary at the address shown above or by accessing our website (www.peabodyenergy.com) and clicking on “Investor Info,” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority.

Householding of Proxies

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and notices of internet availability with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement and/or notices of internet availability addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports, proxy statements and notices of internet availability, delivering a single annual report, proxy statement and notice of internet availability to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement and/or notice of internet availability in the future, please notify your broker if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report, proxy statement and/or notice of internet availability, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares.

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At any time, you may request a separate copy of our annual report or proxy statement by sending a written request to the Corporate Secretary at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 or by calling (314) 342-3400.

Additional Filings

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed at our website (www.peabodyenergy.com) by clicking on “Investor Info,” and then “SEC Filings.” Information on our website is not considered part of this Proxy Statement.

In accordance with SEC rules, the information contained in the Report of the Audit Committee and the Report of the Compensation Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Costs of Solicitation

We are paying the cost of preparing, printing and mailing these proxy materials. We have engaged Innisfree to assist in distributing proxy materials, soliciting proxies and in performing other proxy solicitation services for a fee of $20,000 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by our regular employees without additional compensation as well as by employees of Innisfree. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

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OTHER BUSINESS

The Board is not aware of any matters requiring stockholder action to be presented at the 2018 Annual Meeting other than those stated in the 2018 Notice of Annual Meeting. Should other matters be properly introduced at the 2018 Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

We will provide to any stockholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2017 as filed with the SEC. Any such request should be directed to Investor Relations, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.

By Order of the Board of Directors,

A. VERONA DORCH

Executive Vice President, Chief Legal Officer, Government Affairs and Corporate Secretary

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APPENDIX A: QUESTIONS AND ANSWERS

Q:	Why did I receive a notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?

A:	In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this Proxy Statement and the Peabody Energy Corporation 2017 Annual Report to Stockholders, by providing access to them via the internet. We believe this allows us to provide our stockholders with the information they need, while reducing delivery costs and the environmental impact of our 2018 Annual Meeting.

Some stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed which tells them how to access and review all the proxy materials on the internet. The Notice also provides information about how to submit a proxy on the internet or by telephone. If you received a Notice and would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting them in the Notice.

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you on the internet or delivering printed versions of these materials to you by mail in connection with our solicitation of proxies to be voted at our 2018 Annual Meeting, which will take place on May 10, 2018. These materials were first made available on the internet or mailed to stockholders on or about March 28, 2018. You are invited to attend the 2018 Annual Meeting and requested to vote on the items described in this Proxy Statement.

Q:	What is included in these materials?

A:	These materials include:

•	Our Proxy Statement for the 2018 Annual Meeting; and

•	Our 2017 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you received printed versions of these materials, they also include the proxy card/voting instruction form for the 2018 Annual Meeting.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following proposals:

•	Election of Nicholas J. Chirekos, Stephen E. Gorman, Glenn L. Kellow, Joe W. Laymon, Teresa S. Madden, Bob Malone, Kenneth W. Moore, Michael W. Sutherlin and Shaun A. Usmar as directors for a one-year term;

•	Approval, on an advisory basis, of our named executive officers’ compensation;

•	Approval, on an advisory basis, of the frequency of future advisory votes approving our named executive officers’ compensation;

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018; and

•	Any other matter properly introduced at the 2018 Annual Meeting.

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Q:	What are the Board’s voting recommendations?

A:	The Board recommends the following votes:

•	FOR the election of Nicholas J. Chirekos, Stephen E. Gorman, Glenn L. Kellow, Joe W. Laymon, Teresa S. Madden, Bob Malone, Kenneth W. Moore, Michael W. Sutherlin and Shaun A. Usmar as directors for a one-year term (Proposal 1);

•	FOR the approval, on an advisory basis, of our named executive officers’ compensation (Proposal 2);

•	EVERY YEAR, on an advisory basis, for the frequency of future advisory votes approving our named executive officers’ compensation (Proposal 3); and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018 (Proposal 4).

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that will be brought before the stockholders for a vote at the 2018 Annual Meeting. If any other matter is properly brought before the 2018 Annual Meeting, your proxy will authorize each of Michael W. Sutherlin and A. Verona Dorch to vote on such matters in his or her discretion.

Q:	How do I vote?

A:	If you are a stockholder of record as of the record date you may vote using any of the following methods:

•	Via the internet, by visiting the website “www.proxyvote.com” and following the instructions for internet voting on your Notice or proxy card/voting instruction form;

•	By dialing 1-800-690-6903 and following the instructions for telephone voting on your Notice or proxy card/voting instruction form;

•	If you received your proxy materials by mail, by completing and mailing your proxy card/voting instruction form; or

•	By casting your vote in person at the 2018 Annual Meeting.

If you vote over the internet, you may incur costs such as telephone and internet access charges for which you will be responsible. The telephone and internet voting facilities for the stockholders of record of all shares will close at 10:59 p.m. Central time on May 9, 2018. The internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

If you vote by internet or telephone, or return your signed proxy card/voting instruction form, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a matter, your shares will be voted for all matters in accordance with the Board’s voting recommendations.

If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may submit voting instructions by internet or telephone or, if you received your proxy materials by mail, you may complete and mail a proxy card/voting instruction form to your broker or nominee. If you provide specific voting instructions by telephone, internet or mail, your broker or nominee will vote your shares as you have directed. Ballots will be provided during the 2018 Annual Meeting to anyone who wants to vote

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in person at the 2018 Annual Meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker or nominee to vote in person at the 2018 Annual Meeting.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before the 2018 Annual Meeting by:

•	Submitting a valid, later-dated proxy card/voting instruction form;

•	Submitting a valid, subsequent vote by telephone or the internet at any time prior to 10:59 p.m. Central time on May 9, 2018;

•	Notifying our Corporate Secretary in writing that you have revoked your proxy; or

•	Completing a written ballot at the 2018 Annual Meeting.

If your shares are held in a brokerage account in your broker’s or nominee’s name, you should follow the instructions for changing or revoking your vote provided by your broker or nominee.

Q:	Is my vote confidential?

A:	Yes. All proxies, ballots and vote tabulations that identify how individual stockholders voted will be kept confidential and not be disclosed to our directors, officers or employees, except in limited circumstances, including:

•	When disclosure is required by law;

•	During any contested solicitation of proxies; or

•	When written comments by a stockholder appear on a proxy card/voting instruction form or other voting material.

Q:	What will happen if I do not instruct my broker how to vote?

A:	If your shares are held in street name and you do not instruct your broker how to vote, one of two things can happen depending on the type of proposal. Under NYSE rules, brokers have discretionary power to vote your shares on “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. We believe the only proposal that will be considered routine under NYSE rules is Proposal 4, which means your broker may vote your shares in its discretion on that item if you have not provided instructions. This is known as “broker discretionary voting.”

The election of directors - Proposal 1 - and Proposals 2 and 3 are considered non-routine matters. Accordingly, your broker may not vote your shares with respect to these items if you have not provided instructions. This will result in a “broker non-vote.”

We strongly encourage you to submit your proxy and exercise your right to vote as a stockholder.

Q:	How many shares must be present to hold the 2018 Annual Meeting?

A:	Holders of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the 2018 Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “Withheld” votes and broker non-votes also will be counted in determining whether a quorum exists.

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Q:	What vote is required to approve the proposals?

A:	In the election of directors (Proposal 1), the number of shares voted “For” a nominee must exceed 50% of the number of votes cast with respect to such nominee’s election for such nominee to be elected. Votes cast exclude abstentions and broker non-votes. If the number of shares voted “For” a nominee does not exceed 50% of the number of votes cast with respect to such nominee’s election, our Corporate Governance Guidelines require that such nominee promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote. The proposals to approve, on an advisory basis, our named executive officers’ compensation (Proposal 2), to approve, on an advisory basis, the frequency of the future advisory votes approving our named executive officers’ compensation (Proposal 3) and to ratify the appointment of Ernst & Young LLP (Proposal 4), will require approval by the holders of a majority of the shares present in person or by proxy at the 2018 Annual Meeting and entitled to vote. Abstentions will count as a vote against these proposals, and broker non-votes, if any, will have no effect on these proposals. Votes will be tabulated by the independent inspector of election appointed for the 2018 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:	What does it mean if I receive more than one Notice or proxy card or voting instruction form?

A:	It means your shares are registered differently or are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all your shares.

Q:	Who may attend the 2018 Annual Meeting?

A:	All our stockholders as of March 19, 2018 may attend the 2018 Annual Meeting.

Q:	What do I need to do to attend the 2018 Annual Meeting?

A:	An admission card or other proof of ownership, together with valid government-issued photo identification such as a driver’s license or passport, are required to attend the 2018 Annual Meeting. The registration desk will open at 9:30 a.m. Central time on the day of the meeting, and the meeting will begin at 10:00 a.m. Central time. Please note that seating in the meeting room is limited and stockholders may be required to view the meeting from an overflow room.

If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the 2018 Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement with you to the 2018 Annual Meeting. We can use that to verify your share ownership and admit you to the meeting; however, you will not be able to vote your shares at the 2018 Annual Meeting without a confirmation of beneficial ownership.

For safety reasons, we will not allow anyone to bring large bags, briefcases, packages or other similar items into the meeting or overflow rooms, or to record or photograph the meeting.

Q:	Where can I find the voting results of the 2018 Annual Meeting?

A:	We plan to announce preliminary voting results at the 2018 Annual Meeting and to publish final results in a Current Report on Form 8-K filed with the SEC within four business days after the 2018 Annual Meeting.

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APPENDIX B: RECONCILIATION OF CERTAIN NON-GAAP MEASURES

	2017

	Successor	Predecessor
	April 2 through December 31	January 1 through April 1	Short-term Incentive

	(In Millions)
Income (loss) from continuing operations, net of income taxes	$713	$(195)	$518
Depreciation, depletion and amortization	522	120	642
Asset retirement obligation expenses	41	15	56
Net mark-to-market adjustment on actuarially determined liabilities	(45)	-	(45)
Asset impairment	-	31	31
Changes in deferred tax asset valuation allowance and amortization of basis difference related to equity affiliates	(17)	(5)	(22)
Interest expense	120	33	153
Loss on early debt extinguishment	21	-	21
Interest income	(6)	(3)	(9)
Reorganization items, net	-	627	627
Gain on disposal of reclamation liability	(31)	-	(31)
Gain on disposal of Burton Mine	(52)	-	(52)
Break fees related to terminated asset sales	(28)	-	(28)
Unrealized losses (gains) on economic hedges	23	(17)	6
Unrealized losses on non-coal trading derivative contracts	1	-	1
Coal inventory revaluation	67	-	67
Take-or-pay contract-based intangible recognition	(23)	-	(23)
Income tax benefit	(161)	(264)	(425)
Adjusted EBITDA (1)	$1,145	$342	$1,487
Selling and administrative expenses for certain employee compensation programs related to the Chapter 11 Cases	-	5	5
Corporate hedging	-	28	28
Pricing collar	(93)	-	(93)
Foreign exchange collar	19	-	19
Fresh start impacts	(83)	-	(83)
Adjusted EBITDAR (2)	$988	$375	$1,363

(1)   Adjusted EBITDA is a non-GAAP measure defined as income (loss) from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses, depreciation, depletion and amortization and reorganization items, net. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing the segments’ operating performance as displayed in the reconciliation. Adjusted EBITDA is used by management as one of the primary metrics to measure our operating performance. Management also believes non-GAAP performance measures are used by investors to measure our operating

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performance and lenders to measure our ability to incur and service debt. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

(2)   Adjusted EBITDAR is a non-GAAP measure defined as Adjusted EBITDA of our consolidated enterprise, further adjusted to exclude the impact of certain employee compensation programs related to the Chapter 11 Cases and corporate hedging results prior to Emergence. Adjusted EBITDAR also excludes 50% of the impact of realized pricing versus budget and 75% of the impact of Australian Dollar Foreign Exchange movements versus budget, both capped at $100 million. Adjusted EBITDAR is used by management as a performance metric. Adjusted EBITDAR is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

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APPENDIX C: RECONCILIATION OF CERTAIN NON-GAAP MEASURES

	Predecessor
	Year Ended December 31, 2016	Three Months Ended March 31, 2017	KEIP Results
	(In Millions)
(Loss) income from continuing operations, net of income taxes	$(664)	$124	$(540)
Depreciation, depletion and amortization	465	120	585
Asset retirement obligation expenses	42	15	57
Selling and administrative expenses related to debt restructuring	22	-	22
Asset impairment	248	31	279
Changes in deferred tax asset valuation allowance and amortization of basis difference related to equity affiliates	(8)	(5)	(13)
Interest expense	299	33	332
Loss on early debt extinguishment	30	-	30
Interest income	(6)	(3)	(9)
Reorganization items, net	159	42	201
Unrealized losses (gains) on economic hedges	40	(17)	23
Income tax (benefit) provision	(95)	2	(93)

Adjusted EBITDA (1)	$532	$342	$874
Selling and administrative expenses for certain employee compensation programs related to the Chapter 11 Cases	5	5	10
Restructuring charges	15	-	15
Unrealized (losses) gains on economic hedges	(40)	17	(23)
UMWA VEBA settlement	(68)	-	(68)
Corporate hedging	241	28	269

Consolidated Adjusted EBITDAR (2)	$685	$392	$1,077

Powder River Basin Mining Operations	$380	$92	$472
Midwestern U.S. Mining Operations	217	50	267
Western U.S. Mining Operations	102	50	152

Total U.S. Mining Operations	699	192	891
Australian Metallurgical Mining Operations	(16)	110	94
Australian Thermal Mining Operations	217	75	292

Total Australian Mining Operations	201	185	386
Trading and Brokerage Operations	(32)	9	(23)
Other	(336)	(44)	(380)

Adjusted EBITDA (1)	$532	$342	$874

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	Predecessor
	Year Ended December 31, 2016	Three Months Ended March 31, 2017	KEIP Results
	(In Millions)
Adjusted EBITDA (1) - Australian Mining Operations	$201	$185	$386
Australian selling and administrative expenses	(14)	(4)	(18)
Australian income from equity affiliates	13	11	24
Australian gains on disposals	2	-	2

Australian Adjusted EBITDAR (3)	$202	$192	$394

Consolidated Adjusted EBITDAR (2)	$685	$392	$1,077
Less: Australian Adjusted EBITDAR (3)	(202)	(192)	(394)

Consolidated Adjusted EBITDAR (excluding Australia) (4)	$483	$200	$683

Net change in cash and cash equivalents	$611	$196	$807
Professional fees, related to reorganization	90	31	121
Adequate protection payments	80	30	110
Payment of deferred financing costs	-	55	55
Surety bonding cash collateral	-	90	90
Settlement of take-or-pay obligations	-	6	6
Net DIP proceeds	51	-	51
DIP interest	41	-	41

Consolidated Cash Flows (before Restructuring Costs)(5)	$873	$408	$1,281

(1) Adjusted EBITDA is a non-GAAP measure defined as income (loss) from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses, depreciation, depletion and amortization and reorganization items, net. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing the segments’ operating performance as displayed in the reconciliation. Adjusted EBITDA is used by management as one of the primary metrics to measure our operating performance. Management also believes non-GAAP performance measures are used by investors to measure our operating performance and lenders to measure our ability to incur and service debt. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

(2) Consolidated Adjusted EBITDAR is a non-GAAP measure defined as Adjusted EBITDA of our consolidated enterprise, further adjusted to exclude the impact of certain employee compensation programs related to the Chapter 11 Cases, restructuring charges, the United Mine Workers of America (UMWA) voluntary employee beneficiary association (VEBA) settlement and corporate hedging. Consolidated Adjusted EBITDAR is used by management as a performance metric. Consolidated Adjusted EBITDAR is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

Peabody | Notice of 2018 Annual Meeting of Stockholders and Proxy Statement	78

(3) Australian Adjusted EBITDAR is a non-GAAP financial metric and is defined as Adjusted EBITDA of our Australian subsidiaries further adjusted to exclude the impact of certain employee compensation programs related to the Chapter 11 Cases, restructuring charges, the UMWA VEBA settlement and corporate hedging. Australian Adjusted EBITDAR is used by management as a performance metric. Australian Adjusted EBITDAR is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

(4) Consolidated Adjusted EBITDAR (excluding Australia) is a non-GAAP financial metric and is defined as Adjusted EBITDA of our consolidated enterprise, except for our Australian subsidiaries, further adjusted to exclude the impact of certain employee compensation programs related to the Chapter 11 Cases, restructuring charges, the UMWA VEBA settlement and corporate hedging. Consolidated Adjusted EBITDAR (excluding Australia) is used by management as a performance metric. Australian Adjusted EBITDAR (excluding Australia) is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

(5) Consolidated Cash Flow (before Restructuring Costs) is a non-GAAP financial metric and is defined as net change in cash and cash equivalents, before deducting cash used for reorganization costs, restructuring, certain employee compensation programs related to the Chapter 11 Cases, adequate protection payments and any proceeds, repayments, fees, interest or other charges related to the Debtor-in-Possession (DIP) Financing. Consolidated Cash Flow (before Restructuring Costs) is used by management as a performance metric. Consolidated Cash Flow (before Restructuring Costs) is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

Peabody | Notice of 2018 Annual Meeting of Stockholders and Proxy Statement	79

PEABODY ENERGY CORPORATION 701 MARKET STREET SAINT LOUIS, MO 63101-1830

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E43774-P00755              KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PEABODY ENERGY CORPORATION

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		For	Against	Abstain
Nominees:
	1a.	Bob Malone	☐	☐	☐

	1b.	Nicholas J. Chirekos	☐	☐	☐	The Board of Directors recommends you vote FOR proposal 2.		For	Against	Abstain

	1c.	Stephen E. Gorman	☐	☐	☐	2. Approve, on an advisory basis, our named executive officers’ compensation.		☐	☐	☐

	1d.	Glenn L. Kellow	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal.	1 Year	2 Years	3 Years	Abstain

	1e.	Joe W. Laymon	☐	☐	☐	3. Approve, on an advisory basis, the frequency of future advisory votes to approve our named executive officers’ compensation.	☐	☐	☐	☐

	1f.	Teresa S. Madden	☐	☐	☐	The Board of Directors recommends you vote FOR proposal 4.		For	Against	Abstain

	1g.	Kenneth W. Moore	☐	☐	☐	4. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018.		☐	☐	☐

	1h.	Michael W. Sutherlin	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	1i.	Shaun A. Usmar	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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E43775-P00755

PEABODY ENERGY CORPORATION

Annual Meeting of Stockholders

May 10, 2018 10:00 AM Central Time

This Proxy Is Solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael W. Sutherlin and A. Verona Dorch, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Peabody Energy Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Central Time on May 10, 2018, at the Sheraton Clayton Plaza Hotel, 7730 Bonhomme Avenue, Clayton, Missouri 63105, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side